BLUEROCK PRIVATE REAL ESTATE FUND

7% Series A Convertible and Perpetual Preferred Shares

7% Series B Convertible and Perpetual Preferred Shares

DEALER MANAGER AGREEMENT

May 4, 2026

Bluerock Capital Markets, LLC

4100 Newport Place, Suite 650

Newport Beach, California 92660

Ladies and Gentlemen:

Bluerock Private Real Estate Fund, a Delaware statutory trust registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as a non-diversified, closed-end management investment company (the “Fund”), has registered for public sale (the “Offering”) 7% Series A Convertible and Perpetual Preferred Shares (the “Series A Preferred Shares”) and 7% Series B Convertible and Perpetual Preferred Shares (the “Series B Preferred Shares,” together with the Series A Preferred Shares, the “Preferred Shares”), to be issued and sold to the public on a “best efforts” basis through Bluerock Capital Markets, LLC, as the managing dealer (the “Dealer Manager”) and the broker-dealers and other financial intermediaries participating in the offering (the “Selling Agents”). The Preferred Shares will be sold at the offering price, as more fully described in the registration statement on Form N-2 filed by the Fund (File No. 333-295476) (as may be amended or supplemented from time to time, the “Registration Statement”), which includes the Fund’s prospectus, as amended or supplemented from time to time. Terms not otherwise defined herein shall have the same meaning as in the applicable Prospectus, as that term is defined in Section 1.1 below.

The Fund entered into an investment advisory agreement, dated as of August 19, 2012 (the “Advisory Agreement”), with Bluerock Fund Advisor, LLC, a Delaware limited liability company registered as an investment adviser (the “Adviser”) under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”).

The Fund hereby enters into this agreement (this “Agreement”) with the Dealer Manager, as follows:

1.       Representations and Warranties of the Fund.

The Fund hereby represents and warrants to the Dealer Manager and each Selling Agent with whom the Dealer Manager and the Fund have entered into or will enter into a Sales Agreement (the “Sales Agreement”) in substantially the form attached as Exhibit 1 to this Agreement (or such other form as shall be approved in writing by the Fund) that, as of the date hereof and at all times during the Offering (provided, that, to the extent such representations and warranties are given only as of a specified date or dates, the Fund only makes such representations and warranties as of such date or dates):

1.1    Compliance with Registration Requirements. The Fund has prepared and filed with the Securities and Exchange Commission (the “Commission”) the Registration Statement for the registration of the Preferred Shares in accordance in all material respects with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations of the Commission promulgated thereunder (the “Securities Act Regulations”). As used in this Agreement, the term “Effective Date” means the date as first set forth above; the term “Prospectus” means the prospectus in the form constituting a part of the Registration Statement on the Effective Date, as well as in the form filed with the Commission pursuant to Rule 424 after the Registration Statement becomes effective, except that the term “Prospectus” shall also include any amendment or supplement thereto; and the term “Filing Date” means the applicable date upon which the applicable initial Prospectus or any amendment or supplement thereto is filed with the Commission. As of the date hereof, the Commission has not issued any stop order suspending the effectiveness of the Registration Statement and no notices have been received by the Fund to the effect that any proceeding for that purpose has been instituted or is pending before or threatened by the Commission under the Securities Act.

1.2    Compliance with the Securities Act, Etc. The Registration Statement and the Prospectus, and any further amendments or supplements thereto, will, as of the applicable Effective Date, comply in all material respects with the Securities Act and the Securities Act Regulations; the Registration Statement does not, and any amendments thereto will not, in each case as of the applicable Effective Date, contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the Fund makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished in writing to the Fund by the Dealer Manager or any Selling Agent expressly for use in the Registration Statement or the Prospectus, or any amendments or supplements thereto.

1.3    Advisory Agreement. The Advisory Agreement has been duly authorized, executed and delivered by the Fund. The terms of the Advisory Agreement, including compensation terms, comply in all material respects with all applicable provisions of the Investment Company Act and the Advisers Act. The approval of the Advisory Agreement by the board of trustees of the Fund has been made in accordance with the requirements of Section 15 of the Investment Company Act, as may be modified by applicable Commission staff guidance.

1.4    Documents Incorporated by Reference. The documents incorporated or deemed to be incorporated by reference in the Prospectus (if any), at the time they are filed with the Commission, will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations, and, when read together with the other information in the Prospectus, as of the Effective Date, did not and will not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

1.5    Securities Matters. There has not been (i) any request by the Commission for any further amendment to the Registration Statement or the Prospectus or for any additional information, (ii) any issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or, to the Fund’s knowledge, threat of any proceeding for that purpose, or (iii) any notification with respect to the suspension of the qualification of the Preferred Shares for sale in any jurisdiction or any initiation or, to the Fund’s knowledge, threat of any proceeding for such purpose. The Fund is in compliance in all material respects with all federal and state securities laws, rules and regulations applicable to it and its activities, including, without limitation, with respect to the Offering and the sale of the Preferred Shares.

1.6    Good Standing of the Fund. The Fund is a Delaware statutory trust registered under the Investment Company Act, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus and to enter into this Agreement and to perform the transactions contemplated hereby; this Agreement has been duly authorized, executed and delivered by the Fund and, assuming due authorization, execution and delivery by the Dealer Manager, is a legal, valid and binding agreement of the Fund enforceable against the Fund in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 6 of this Agreement may be limited under applicable securities laws.

The Fund has qualified to do business and is in good standing in every jurisdiction in which the conduct of its business, as described in the Registration Statement and the Prospectus, requires such qualification, except where the failure to do so would not have a material adverse effect on the condition, financial or otherwise, results of operations or cash flows of the Fund (a “Material Adverse Effect”).

1.7    Authorization of Shares. The Preferred Shares have been duly authorized and, when issued and sold as contemplated by the Prospectus and upon payment therefor as provided in this Agreement and the Prospectus, will be validly issued, fully paid and non-assessable and will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. The common shares issuable upon redemption of the Preferred Shares have been duly authorized and, when issued as contemplated by the Prospectus, will be validly issued, fully paid and non-assessable and will conform to the description thereof contained in the Prospectus. The authorized Preferred Shares as of the date hereof are as set forth in the Prospectus under the caption “Description of the Offered Preferred Shares.”

1.8    Absence of Defaults and Conflicts. The Fund is not in violation of its declaration of trust or its bylaws and the execution and delivery of this Agreement, the issuance, sale and delivery of the Preferred Shares, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Fund will not violate the terms of or constitute a default under: (a) its certificate of trust, declaration of trust or bylaws; or (b) any indenture, mortgage, deed of trust, lease or other material agreement to which the Fund is a party; or (c) any law, rule or regulation applicable to the Fund; or (d) any writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Fund except, in the cases of clauses (b), (c) and (d), for such violations or defaults that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

1.9    Compliance with the Investment Company Act. The Fund’s current business operations and investments and contemplated business operations and investments are in compliance in all material respects with the provisions of the Investment Company Act and the rules and regulations of the Commission thereunder, except as will not result, individually or in the aggregate, in a Material Adverse Effect.

The provisions of the declaration of trust and bylaws of the Fund and the investment objectives, policies and restrictions described in the Prospectus are not inconsistent with the requirements of the Investment Company Act and the rules and regulations of the Commission thereunder.

1.10    Absence of Further Requirements. Except as have been obtained or waived, no material consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Fund of this Agreement or the issuance and sale by the Fund of the Preferred Shares, except (a) registration of the Preferred Shares under the Securities Act; (b) any necessary qualification under the securities or blue sky laws of the jurisdictions in which the Preferred Shares are being offered by the Dealer Manager and the Selling Agents; and (c) any necessary qualification under the conduct rules set forth in the Financial Industry Regulatory Authority, Inc. (“FINRA”) rulebook (the “FINRA Rules”).

1.11    Absence of Proceedings. There are no actions, suits or proceedings pending or, to the knowledge of the Fund, threatened against either the Fund or the Adviser at law or in equity or before or by any federal or state commission, regulatory body, or administrative agency or other governmental body, domestic or foreign, which would have a Material Adverse Effect.

1.12    Escrow Agent. The Fund will enter into an escrow agreement (the “Escrow Agreement”) with UMB Bank, N.A. (the “Escrow Agent”), which provides for the establishment of an escrow account into which subscribers’ funds will be deposited pursuant to the subscription procedures described in Section 14 below (the “Escrow Account”).

1.13    Financial Statements. The financial statements of the Fund included in the Registration Statement and the Prospectus, together with the related notes, present fairly, in all material respects, the financial position of the Fund, as of the date specified, in conformity with generally accepted accounting principles applied on a consistent basis and in conformity with Regulation S-X of the Commission, except as described in the notes thereto. No additional financial statements are required to be included in the Registration Statement or the Prospectus.

1.14    Independent Accountants. Cohen & Company, Ltd., whose report on the financial statements of the Fund is included in the Registration Statement and Prospectus are, and during the period covered by the report included in the Registration Statement and the Prospectus were, independent registered public accountants as required by the Securities Act and the rules and regulations of the Public Company Accounting Oversight Board.

1.15    No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus or any amendments or supplements thereto, there has not been any event or development which could reasonably be seen as having a Material Adverse Effect.

1.16    Material Agreements. There are no contracts or other documents required by the Securities Act or the Securities Act Regulations to be described in or incorporated by reference into the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been accurately described in all material respects in the Prospectus or incorporated or filed as required.

1.17    Material Relationships.   No relationship, direct or indirect, exists between or among the Fund, on the one hand, and the trustees, officers, security holders of the Fund, or their respective affiliates, on the other hand, which is required to be described in the Prospectus and which is not so described.

1.18    Sarbanes-Oxley Act. The Fund has, and, to the knowledge of the Fund, all of the Fund’s trustees or officers in their capacities as such have, complied in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

1.19    Foreign Corrupt Practices Act. Neither the Fund nor, to the knowledge of the Fund, any director, officer, employee or affiliate of the Fund is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

1.20    Compliance with Privacy Laws and the USA PATRIOT Act.  The Fund complies in all material respects with applicable privacy provisions of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”) and applicable provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended (the “USA PATRIOT Act”).

1.21    Taxes.  The Company has filed all federal, state and foreign income tax returns which have been required to be filed on or before the due date (taking into account all extensions of time to file), and has paid or provided for the payment of all taxes indicated by said returns and all assessments received by the Company and each of its Subsidiaries to the extent that such taxes or assessments have become due, except where the Company is contesting such assessments in good faith and except for such taxes and assessments the failure of which to pay would not reasonably be expected to have a Material Adverse Effect.

1.22    Registration Rights.   Except as otherwise disclosed in the Prospectus, there are no persons, other than the Fund, with registration or other similar rights to have any securities of the Fund registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, or included in the Offering contemplated hereby.

2.       Representations and Warranties of the Dealer Manager.

The Dealer Manager represents and warrants that (provided, that to the extent representations and warranties of the Fund are given only as of a specified date or dates, the Dealer Manager only makes such representations and warranties as of such date or dates):

2.1    Good Standing of the Dealer Manager; Due Authorization. The Dealer Manager is a duly organized Massachusetts limited liability company in good standing and has all requisite power and authority to enter into this Agreement; this Agreement, when executed by Dealer Manager, is duly authorized and is a valid and binding agreement of Dealer Manager, enforceable in accordance with its terms.

2.2    Compliance with Applicable Laws, Rules and Regulations. The Dealer Manager is duly registered as a broker-dealer pursuant to the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a member in good standing with FINRA, and a broker or dealer duly registered as a broker-dealer in any state where offers are made by the Dealer Manager or, if not so registered, able to rely on an applicable exemption from state registration. The Dealer Manager is in material compliance with all applicable laws, regulations, requirements and rules of the Securities Act, the Exchange Act, applicable state law and FINRA. The Dealer Manager has all required licenses and permits to carry out the Offering as described in this Agreement. The consummation of the transactions contemplated in this Agreement will not result in a breach or violation of any order, rule or regulation directed to the Dealer Manager by any court, FINRA or any federal or state regulatory body or administrative agency having jurisdiction over the Dealer Manager or its affiliates. There is no provision in the Dealer Manager’s FINRA membership agreement that would restrict the ability of the Dealer Manager to carry out the Offering as described in this Agreement.

2.3    Accuracy of Information. The Dealer Manager has reasonable grounds to believe, based on information made available to it by the Fund, that all material facts are adequately and accurately disclosed in the Fund’s Registration Statement. The Dealer Manager represents and warrants to the Fund and each person that signs the Registration Statement that the information regarding the Offering in the Prospectus and all other information furnished to the Fund by the Dealer Manager in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading

2.4       Regulatory Filing and Approval. This Agreement, or any supplement or amendment hereto, including any advertising and promotion materials, may be filed by the Fund with the Commission or FINRA, if such filing should be required, and may be filed with, and may be subject to the approval of any applicable federal and applicable state securities regulatory agencies, if required.

2.5    Resale of Shares. No agreement will be made by the Dealer Manager with any person permitting the resale, repurchase or distribution of the Preferred Shares purchased by such person, unless authorized by the Fund.

2.6    AML Compliance. The Dealer Manager has established and implemented anti-money-laundering compliance programs, in accordance with FINRA Rule 3310 and the Bank Secrecy Act as amended by Section 352 of the Money Laundering Abatement Act and Section 326 of the Patriot Act of 2001, and rules and regulations thereunder, including 31 C.F.R. 1023.210 (collectively, “AML Rules”) (the “AML Program”), reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Preferred Shares. In addition, the Dealer Manager represents that it has established and implemented a program for compliance with Executive Order 13224 and all regulations and programs administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control regulations (“OFAC Program”) and will continue to maintain its OFAC Program during the term of this Agreement. The Dealer Manager further represents that it is currently in compliance with all AML Rules and OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act and Customer Due Diligence requirements under 31 C.F.R. 1023.210 and 230.

2.7    Legal Proceedings. As of any applicable date, that none of (i) the Dealer Manager, (ii) any general partner or managing member of the Dealer Manager, (iii) any director, executive officer, other officer participating in an Offering, general partner or managing member of the Dealer Manager or (iv) any person that has been or will be paid (directly or indirectly) remuneration for solicitation of investors in connection with the sale of securities:

2.7.1 Has been convicted, within 10 years of any applicable date of any felony or misdemeanor that was:

(a) In connection with the purchase or sale of any security;

(b) Involving the making of any false filing with the Commission or FINRA; or

(c) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

2.7.2 Is subject to any order, judgment or decree of any court of competent jurisdiction, entered within 5 years before any applicable date, that, as of such applicable date, restrains or enjoins such person from engaging or continuing in any conduct or practice:

(a) In connection with the purchase or sale of any security;

(b) Involving the making of any false filing with the Commission or FINRA; or

(c) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

2.7.3 Is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions), a state authority that supervises or examines banks, savings associations or credit unions, a state insurance commission (or an agency or officer of a state performing like functions), an appropriate federal banking agency, the U.S. Commodity Futures Trading Commission or the National Credit Union Administration that:

(a) As of any applicable date, bars the person from:

(1) Association with an entity regulated by such commission, authority, agency or officer;

(2) Engaging in the business of securities, insurance or banking; or

(3) Engaging in savings association or credit union activities; or

(b) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct entered within 10 years before any applicable date.

2.7.4 Is subject to an order of the Commission pursuant to sections 15(b) or 15B(c) of the Exchange Act or section 203(e) or (f) of the Investment Advisers Act that, as of any applicable date:

(a) Suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment advisor;

(b) Places limitations on the activities, functions or operations of such person; or

(c) Bars such person from being associated with any entity or from participating in the offering of any penny stock.

2.7.5 Is subject to any order of the Commission entered within 5 years before any applicable date, that, as of such applicable date, orders the person to cease and desist from committing or causing a violation or future violation of:

(a) Any scienter-based anti-fraud provisions of the federal securities laws including, without limitation, section 17(a)(1) of the Securities Act, section 10(b) of the Exchange Act and 17 CFR 240.10b-5, section 15(c)(1) of the Exchange Act and section 206(1) of the Investment Advisers Act, or any other rule or regulation thereunder; or

(b) Section 5 of the Securities Act.

2.7.6 Is suspended or expelled from membership in, or suspended or barred from association with, a member of a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

2.7.7 Has filed (as a registrant or issuer), was named as a distributor or underwriter in, or was otherwise involved in, any registration statement or offering statement filed with the Commission that, within 5 years of any applicable date, was the subject of a refusal order, stop order or order suspending an offering exemption or, is, as of any applicable date, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued.

2.7.8 Is subject to a United States Postal Service false representation order entered within 5 years before any applicable date, or is, as of any applicable date, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

2.7.9 The Dealer Manager agrees to immediately notify the Fund if there is a violation or potential violation of the representations set forth in this Section 2.7 during the term of this Agreement.

2.9    Survival of Representations. The representations and warranties made in this Section 2 are and shall be continuing representations and warranties throughout the term. In the event that any of these representations or warranties becomes untrue, the Dealer Manager will immediately notify the Fund in writing of the fact which makes the representation or warranty untrue.

3.       Covenants of the Fund.

The Fund hereby covenants and agrees with the Dealer Manager that:

3.1    Compliance with Securities Laws and Regulations. The Fund will: (a) reasonably promptly advise the Dealer Manager (i) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus, and (ii) of the time and date that any post-effective amendment to the Registration Statement becomes effective; provided, however, that verbal or written notification (which may include email) to the Dealer Manager of the availability of such filing or declaration of effectiveness on the Commission’s EDGAR system, concurrent with or reasonably promptly following such filing or declaration of effectiveness, shall be deemed to be notification for the purpose of this section; (b) timely file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the Commission or under the Securities Act; and (c) promptly notify the Dealer Manager if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, and, to the extent the Fund determines that such action is in its best interest, the Fund will use its commercially reasonable efforts to obtain the lifting of such order at the earliest possible time.

3.2    Authorized Sales Materials. In addition to and apart from the Prospectus, the Dealer Manager intends to furnish to all appropriate regulatory agencies and self-regulatory organizations (“SROs”) and use printed sales literature or other materials in connection with the Offering prepared by the Fund, the Adviser or the Dealer Manager. As used herein, “Authorized Sales Materials” shall mean such printed sales literature or other materials prepared by the Fund, the Adviser or the Dealer Manager, provided, that the use of said sales literature and other materials has been filed, reviewed and not objected to by all appropriate regulatory agencies and SROs and all comments (if any) from such regulatory agencies and SROs have been appropriately incorporated or reasonably objected to.

3.3    Delivery of Registration Statement, Prospectus and Sales Materials. The Fund will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed, or electronic, copies of the Registration Statement, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. The Fund will similarly furnish to the Dealer Manager and Selling Agents designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the Offering of the Preferred Shares of (a) the Prospectus in preliminary and final form and every form of supplement to the Prospectus or post-effective amendment to the Registration Statement; and (b) the Authorized Sales Materials.

3.4    Material Disclosures. If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of the Fund, the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Fund will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and the Dealer Manager and the Selling Agents shall suspend the offering and sale of the Preferred Shares in accordance with Section 5.3 hereof until such time as the Fund, in its sole discretion (a) instructs the Dealer Manager to resume the offering and sale of the Preferred Shares and (b) has prepared any required supplement to the Prospectus or post-effective amendment to the Registration Statement as shall be necessary to correct such statement or omission and to comply with the requirements of Section 10 of the Securities Act.

3.5    Use of Proceeds. The Fund will apply the proceeds from the sale of the Preferred Shares as stated in the Prospectus.

3.6    Transfer Agent. The Fund will engage and maintain, at its expense, a registrar and transfer agent for the Preferred Shares.

3.7    RIC Qualification. The Fund will operate in a manner so as to enable the Fund to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended; provided, however, that at the discretion of the Fund’s board of trustees, it may elect to not be so treated.

4.       Payment of Expenses and Fees.

4.1    Company Expenses. The Fund agrees to pay all costs and expenses incident to the Offering, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with: (a) the registration fee, the preparation and filing of the Registration Statement (including without limitation financial statements, exhibits, schedules and consents), the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Dealer Manager and to Selling Agents (including costs of mailing and shipment); (b) the preparation, issuance and delivery of certificates, if any, for the Preferred Shares, including any stock or other transfer taxes or duties payable upon the sale of the Preferred Shares; (c) all fees and expenses of the Fund’s legal counsel and the independent registered public accounting firm; (d) the qualification of the Preferred Shares for offering and sale under the laws in the states or other jurisdictions that the Fund shall designate as appropriate (the “Qualified Jurisdictions”); (e) filing for review by FINRA of all necessary documents and information relating to the Offering and the Preferred Shares (including the reasonable legal fees and filing fees and other disbursements of counsel relating thereto); (f) the fees and expenses of any transfer agent or registrar for the Preferred Shares and miscellaneous expenses referred to in the Registration Statement; (g) all costs and expenses incurred by the Fund’s or the Dealer Manager’s employees in marketing and making road show presentations with respect to the offering of the Preferred Shares; and (h) the performance of the Fund’s other obligations hereunder.

4.2    FINRA Limitation on Organization and Offering Expenses. Notwithstanding the foregoing, the Fund shall not make any payments pursuant to this Agreement to the extent such payments would result in the Fund’s organizational and offering expenses exceeding the limitations stated in the Registration Statement or the amount permitted by FINRA Rule 5110, as amended, modified or supplemented from time to time.

5.       Obligations and Compensation of the Dealer Manager.

The Dealer Manager hereby covenants and agrees with the Fund, as follows:

5.1    Solicitation of Subscriptions. The Fund hereby appoints the Dealer Manager as its agent and distributor to solicit and to cause Selling Agents to solicit subscriptions for the Preferred Shares at the subscription price to be paid in accordance with, and otherwise upon the other terms and conditions set forth in, the Prospectus, Sales Agreement and an investor application (the “Investor Application”), and the Dealer Manager agrees to use its best efforts to procure subscribers for the Preferred Shares. It is expressly understood between the Dealer Manager and the Fund that the Adviser and the Dealer Manager may cooperate with respect to the offering and sale of the Preferred Shares with other Selling Agents who are registered as broker dealers with the Commission, members of FINRA and duly licensed by the appropriate regulatory agency of each jurisdiction in which they will conduct offers and sales of the Preferred Shares, or with broker dealers exempt from all such registration requirements. Such other Selling Agents may be retained by the Dealer Manager as brokers on terms and conditions identical or similar to this Agreement and shall receive such rates of compensation as are agreed to between the Dealer Manager and the respective other Selling Agents and as are in accordance with the terms of the Registration Statement. Nothing in this Agreement shall prevent the Dealer Manager from entering into like arrangements (including arrangements involving the payment of underwriting commissions) with other issuers.

5.2    Regulatory Compliance. The Dealer Manager agrees that (i) it will maintain its status as a member of FINRA in good standing, (ii) it and its employees and representatives will remain properly registered and licensed as required by any applicable law, rule, or regulation to act under this Agreement, and (iii) it will continue to maintain its anti-money laundering compliance programs in accordance with applicable law, including applicable AML Rules, such that it is reasonably designed to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Preferred Shares. In addition, the Dealer Manager will continue to maintain its OFAC Program during the term of this Agreement.

The Dealer Manager hereby agrees, upon request of the Fund, to provide an annual certification to the Fund that, as of the date of such certification (i) its AML Program and its OFAC Program are consistent with the AML Rules and OFAC requirements, (ii) it has continued to implement its AML Program and its OFAC Program, and (iii) it is currently in compliance with all AML Rules and OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act.

The Dealer Manager further agrees to require in any Sales Agreement that such Selling Agent has in place and will maintain an anti-money laundering program consistent with all applicable AML Rules, including that such intermediaries have procedures in place to identify and verify the identification of all customers (including beneficial owners of all legal entity customers) as required under applicable AML Rules.

With respect to its participation and the participation by each Selling Agent in the offer and sale of the Preferred Shares (including, without limitation, any resales and transfers of Preferred Shares), the Dealer Manager agrees, and, by virtue of entering into the Sales Agreement, each Selling Agent shall have agreed, to comply and shall comply with all the applicable requirements under the Securities Act, the Exchange Act, conduct rules of FINRA or its predecessor, the National Association of Securities Dealers, Inc. (specifically including, but not in any way limited to FINRA Rules 2040, 2231, 5110 and 5141 therein (each, as may be amended from time to time), and any other applicable foreign, state or local securities or other laws or rules of FINRA or any other applicable self-regulatory agency in offering and selling the Preferred Shares. The Dealer Manager agrees, and each Selling Agent shall have agreed, to comply and shall comply with any applicable requirements with respect to its and each Selling Agent’s participation in any resale or transfer of the Preferred Shares. Such compliance includes submitting initial filings and all subsequent responses required through FINRA’s Public Offering System on behalf of the Fund to the extent such filings are required. In addition, the Dealer Manager agrees, and each Selling Agent shall have agreed, that should it or they assist with the resale or transfer of the Preferred Shares, it and each Selling Agent will fully comply with all applicable FINRA or Commission Rules or any other applicable Federal or state laws.

5.3    Authorized Sales Materials. The Dealer Manager shall cause the Preferred Shares to be offered and sold only in the Qualified Jurisdictions, and in such additional jurisdictions as may be added thereto in which the offering and sale of Preferred Shares has been authorized by appropriate state regulatory authorities. The Dealer Manager shall ensure that no Preferred Shares are offered or sold for the account of the Fund in any other jurisdictions. The Dealer Manager shall use and distribute in conjunction with the offer and sale of any Preferred Shares only the Prospectus and the Authorized Sales Materials. The Authorized Sales Materials may only be furnished to prospective investors if accompanied or preceded by the Prospectus. The Dealer Manager covenants and agrees that it will not use any sales literature not authorized and approved by the Fund or use any “broker-dealer use only” or “advisor use only” materials with members of the public in connection with offers or sales of the Preferred Shares. The Dealer Manager agrees, and will cause the Selling Agents to each agree, to suspend or terminate offering and sale of the Preferred Shares upon request of the Fund at any time and to resume offering and sale of the Preferred Shares upon subsequent request of the Fund.

5.4    Selling Commissions. In consideration for the services rendered by the Dealer Manager, the Fund agrees that it will pay to the Dealer Manager the compensation set forth in Exhibit 2 with respect to (i) a sale of Preferred Shares by a Selling Agent through a Sales Agreement; and (ii) a purchase of Preferred Shares by a client of a selected investment advisor (the “SIA”) through a Selected Investment Advisor Agreement (the “Selected Investment Advisor Agreement”), attached as Exhibit 3 to this Agreement. In accordance with the Sales Agreement, the Dealer Manager will reallow all or a portion of the upfront selling commissions (the “Up-Front Selling Commissions”) and dealer manager fees (the “Dealer Manager Fees” and, together with the Up-Front Selling Commissions, the “Selling Commissions”) to Selling Agents. For these purposes, a “sale of Preferred Shares” shall occur following the release from escrow of the Offering proceeds, and, if and only if, a transaction has closed with securities purchased pursuant to all applicable offering and subscription documents, and the Fund has thereafter distributed the Selling Commission to the Dealer Manager in connection with such transaction or as otherwise described in Section 14 hereof. Any amounts of Selling Commissions not reallowed to the extent provided in the Sales Agreement shall be retained by the Dealer Manager. The Dealer Manager is responsible for making reallowance payments to Selling Agents.

5.5    Selling Agent Compensation. The Dealer Manager represents and warrants to the Fund that, to the extent required by a Sales Agreement, the Dealer Manager or its affiliates will compensate such Selling Agent in accordance with the Fund’s Prospectus and the applicable Sales Agreement.

5.6    Due Diligence Expenses. The Fund shall pay the Dealer Manager, or through the Dealer Manager, the Selling Agents, for due diligence or review fees charged in connection with conducting due diligence required to carry out responsibilities under this Agreement or the Sales Agreement. The Fund shall reimburse the Dealer Manager or Selling Agents for reasonable out-of-pocket due diligence expenses incurred by the Dealer Manager or such Selling Agent. Such due diligence expenses may include reasonable travel, lodging, meals and other reasonable out-of-pocket expenses incurred by the Dealer Manager or any Selling Agent and their personnel when visiting the Fund’s offices to verify information relating to the Fund or Preferred Shares. The Fund shall also reimburse the Dealer Manager for filing fees in connection with FINRA filings made on behalf of the Fund. The Dealer Manager or any Selling Agent shall provide to the Fund a detailed and itemized invoice for any such due diligence or filing expenses.

5.7    FINRA Cap. In no event shall the total aggregate underwriting compensation payable to the Dealer Manager and any Selling Agent participating in the Offering, including, but not limited to, the Dealer Manager Fee and the Selling Commissions, exceed such amount permitted by FINRA Rule 5110, as amended, modified or supplemented from time to time.

5.8    Accuracy of Information. The Dealer Manager covenants and agrees to the Fund and each person that signs the Registration Statement that the information furnished to the Fund by the Dealer Manager regarding the Offering in the Prospectus and all other information furnished to the Fund by the Dealer Manager in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.9   Escrow Agent. The Dealer Manager covenants to the Fund that it will not represent or imply that the Escrow Agent has investigated the desirability or advisability of investment in the Fund, or has approved, endorsed or passed upon the merits of the Preferred Shares or the Fund, nor will the Dealer Manager use the name of said Escrow Agent in any manner whatsoever in connection with the offer or sale of the Preferred Shares other than by acknowledgment that it has agreed to serve as escrow agent.

5.10        Copies of Correspondence. The Dealer Manager shall provide to the Fund timely copies of all correspondence with FINRA (through FINRA’s Public Offering System, email or other forms of communication) on behalf of the Fund.

6.       Indemnification.

6.1    Indemnified Parties Defined. For the purposes of this Section 6, an entity’s “Indemnified Parties” shall include such entity’s officers, trustees, directors, employees, members, partners, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

6.2    Indemnification of the Dealer Manager and Selling Agents. The Fund will indemnify, defend (subject to Section 6.6 hereof) and hold harmless the Selling Agents and the Dealer Manager, and their respective Indemnified Parties, from and against any losses, claims (including the reasonable cost of investigation), damages or liabilities, joint or several, to which such Selling Agents or the Dealer Manager, or their respective Indemnified Parties, may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Fund, any material breach of a covenant contained herein by the Fund, or any material failure by the Fund to perform its obligations hereunder or to comply with state or federal securities laws applicable to the Offering, (b) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement or any post-effective amendment thereto or in the Prospectus or any supplement thereto or (ii) in any Authorized Sales Materials, or (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any supplement to the Prospectus as necessary to make the statements therein not misleading, and the Fund will reimburse each Selling Agent or the Dealer Manager, and/or their respective Indemnified Parties, for any legal or other expenses reasonably incurred by such Selling Agent or the Dealer Manager, and/or their respective Indemnified Parties, in connection with investigating or defending such loss, claim, damage, liability or action; provided, however, that the Fund will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished either (x) to the Fund by the Dealer Manager or (y) to the Fund or the Dealer Manager by or on behalf of any Selling Agent expressly for use in the Registration Statement or any such post-effective amendment thereto, or the Prospectus or any such supplement thereto. This indemnity agreement will be in addition to any liability which the Fund may otherwise have.

6.3    Dealer Manager Indemnification of the Fund. The Dealer Manager will indemnify, defend and hold harmless the Fund, their respective Indemnified Parties and each person who has signed the Registration Statement, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims (including the reasonable cost of investigation), damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Dealer Manager, any material breach of a covenant contained herein by the Dealer Manager or any material failure by the Dealer Manager to perform its obligations hereunder, (b) any untrue statement or any alleged untrue statement of a material fact contained (i) in the Registration Statement or any post-effective amendment thereto or in the Prospectus or any supplement thereto or (ii) in any Authorized Sales Materials, (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any supplement to the Prospectus as necessary to make the statements therein not misleading; provided, however, that in each case described in clauses (b) and (c), to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Fund by the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such supplement thereto, (d) any use of sales literature by the Dealer Manager not authorized or approved by the Fund or any use of “broker-dealer use only” or “advisor use only” materials with members of the public concerning the Preferred Shares by the Dealer Manager, (e) any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Preferred Shares, (f) any material violation by the Dealer Manager of this Agreement, (g) any failure by the Dealer Manager to comply with applicable laws governing money laundering abatement and anti-terrorist financing efforts, including applicable FINRA Rules, SEC Rules and the USA PATRIOT Act, or (h) any other failure by the Dealer Manager to comply with applicable FINRA or Commission Rules. The Dealer Manager will reimburse the aforesaid parties in connection with investigation or defense of such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

6.4    Selling Agent Indemnification of the Fund. Each Selling Agent severally will indemnify, defend and hold harmless the Fund, the Dealer Manager, each of their respective Indemnified Parties and each person who signs the Registration Statement, from and against any losses, claims, damages or liabilities to which the Fund, the Dealer Manager, any of their respective Indemnified Parties or any person who signed the Registration Statement, may become subject, under the Securities Act or otherwise, insofar as such losses, claims (including the reasonable cost of investigation), damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty by the Selling Agent, any material breach of a covenant by the Selling Agent or any material failure by the Selling Agent to perform its obligations hereunder or under the Sales Agreement, (b) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement or any post-effective amendment thereto or the Prospectus or any supplement thereto or (ii) in any Authorized Sales Materials, (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any supplement to the Prospectus or necessary to make statements therein not misleading; provided, however, that in each case described in clauses (b) and (c), to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Fund or the Dealer Manager by the Selling Agent specifically for use with reference to the Selling Agent in the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such supplement thereto, (d) any use of sales literature by the Selling Agent not authorized or approved by the Fund or use of “broker-dealer use only” or “advisor use only” materials with members of the public concerning the Preferred Shares by such Selling Agent or Selling Agent’s representatives or agents, (e) any untrue statement made by such Selling Agent or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Preferred Shares, (f) any failure by the Selling Agent to comply with Section VII or Section X of the Sales Agreement or any other material violation of the Sales Agreement, (g) any failure of the Selling Agent to comply with applicable laws governing money laundering abatement and anti-terrorist financing efforts, including applicable FINRA Rules, Commission Rules and the USA PATRIOT Act, or (h) any other failure by the Selling Agent to comply with applicable FINRA or Commission Rules or any other applicable Federal or state laws, including its failure to ensure the appropriate FINRA licensing credentials for its representatives. Each Selling Agent will reimburse the aforesaid parties in connection with investigation or defense of such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Selling Agent may otherwise have.

6.5     Action Against Parties; Notification. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, notify in writing the indemnifying party of the commencement thereof but failure to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have hereunder or otherwise, except to the extent that such failure materially prejudices the indemnifying party’s rights. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 6.6 hereof) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Alternatively, at its sole option, the indemnifying party, jointly with any other indemnifying parties similarly notified, may assume the defense thereof. In any action or proceeding the defense of which the indemnifying party assumes, the indemnified party will have the right to participate in such litigation and to retain its own counsel at such indemnified party’s own expense. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the prior written consent of such indemnifying party, which consent will not be unreasonably withheld or delayed.

6.6    Reimbursement of Fees and Expenses. An indemnifying party under Section 6 of this Agreement shall be obligated to reimburse an indemnified party for reasonable legal and other expenses as follows:

(a)     In the case of the Fund indemnifying the Dealer Manager, the advancement of funds of the Fund to the Dealer Manager for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought shall be permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Fund; (ii) the legal action is initiated by a third party who is not a stockholder of the Fund or the legal action is initiated by a stockholder of the Fund acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Dealer Manager undertakes to repay the advanced funds to the Fund, together with the applicable legal rate of interest thereon, in cases which the Dealer Manager is found not to be entitled to indemnification.

(b)     In any case of indemnification other than that described in Section 6.6(a) above, the indemnifying party shall pay all reasonable legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party (including other selling agents that sign other sales or similar agreements). If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the reasonable expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought unless the indemnifying party has assumed the defense in which case it shall only be required to provide reimbursement as set forth in Section 6.5; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm. Notwithstanding the foregoing, to the extent such law firm is not located in the same jurisdiction as any legal proceeding subject to such indemnity, the indemnifying party shall also cover reasonable local counsel fees of one other law firm in each jurisdiction where the litigation is pending, it being understood that the responsibilities of such local counsel shall be minimal and not overlap with that of the lead law firm, and that such responsibilities shall consist primarily of matters such lead law firm is unable to undertake on a cost-efficient basis.

6.7    The indemnity agreements contained in this Section 6 shall remain operative and in full force and effect regardless of: (a) any investigation made by or on behalf of any Selling Agent, or any person controlling any Selling Agent, or by or on behalf of the Fund, the Dealer Manager or any officer, trustee or director thereof, or by or on behalf of the Fund or the Dealer Manager; (b) delivery of any Preferred Shares and payment therefor; and (c) any termination of this Agreement or any Sales Agreement (with respect to acts that occurred prior to the time of such termination). A successor of any Selling Agent or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 6.

6.8    Notwithstanding any other provision of this Section 6, no party shall be entitled to indemnification or contribution under this Agreement in violation of Section 17(i) of the Investment Company Act.

7.       Survival of Provisions. The respective agreements, representations and warranties of the Fund and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect until terminated regardless of: (a) any investigation made by or on behalf of the Dealer Manager or any Selling Agent or any person controlling the Dealer Manager or any Selling Agent or by or on behalf of the Fund or any person controlling the Fund; and (b) the delivery of payment for the Preferred Shares. Following the termination of this Agreement, this Agreement will become void and there will be no liability of any party to any other party hereto, except for obligations under Sections 6, 7, 8, 10, 11, 12 and 16, all of which will survive the termination of this Agreement.

8.       Applicable Law; Venue. This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by the laws of, the State of New York; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 8.  Venue for any action brought hereunder shall lie exclusively in New York, New York.

9.       Counterparts. This Agreement may be executed in any number of counterparts.  Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

10.       Entire Agreement. This Agreement and the Schedules and Exhibits attached hereto constitute the entire agreement among the parties and supersede any prior understanding, whether written or oral, prior to the date hereof with respect to the Offering.

11.       Successors and Amendment.

11.1    Successors.   This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Fund and their respective successors and permitted assigns and shall inure to the benefit of the Selling Agents to the extent set forth in Sections 1, 5, and 7 hereof.  Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.

11.2    Assignment.   Neither the Fund nor the Dealer Manager may assign or transfer any of such party’s rights or obligations under this Agreement without the prior written consent of the Dealer Manager, on the one hand, or the Fund, on the other hand.

11.3    Amendment.   This Agreement may be amended only by the written agreement of the Dealer Manager and the Fund.

12.       Term and Termination.

12.1    Termination; General.  This Agreement may be terminated at any time, without the prepayment of any penalty, by vote of a majority of the Fund’s directors who are not “interested persons” (as defined in the Investment Company Act) of the Fund and who have no direct or indirect financial interest in the operation of the Fund’s distribution plan or this Agreement by vote of a majority of the outstanding voting securities of the Fund, on not more than sixty (60) days’ written notice to the Dealer Manager.

12.2    Dealer Manager Obligations Upon Termination.  The Dealer Manager, upon the expiration or termination of this Agreement, shall (a) promptly deposit any and all funds, if any, in its possession which were received from investors for the sale of Preferred Shares into the appropriate account designated by the Fund for the deposit of investor funds, (b) promptly deliver to the Fund all records and documents in its possession which relate to the Offering and are not designated as dealer copies, (c) provide a list of all purchasers and broker-dealers with whom the Dealer Manager has initiated oral or written discussions regarding the Offering, and (d) notify Participating Broker-Dealers of such termination.  The Dealer Manager, at its sole expense, may make and retain copies of all such records and documents, but shall keep all such information confidential.  The Dealer Manager shall use its best efforts to cooperate with the Fund to accomplish an orderly transfer of management of the Offering to a party designated by the Fund.

12.3    Fund Obligations Upon Termination.  In addition to any other obligations of the Fund that survive the expiration or termination of this Agreement, upon expiration or termination of this Agreement, the Fund shall pay to the Dealer Manager all compensation to which the Dealer Manager is or becomes entitled under Section 5 hereof at such time as such compensation becomes payable.

13.       Confirmation. The Fund hereby agrees and assumes the duty to confirm on its behalf and on behalf of dealers or brokers who sell the Preferred Shares all orders for purchase of Preferred Shares accepted by the Fund.  Such confirmations will comply with the rules of the Commission and FINRA, and will comply with applicable laws of such other jurisdictions to the extent the Fund is advised of such laws in writing by the Dealer Manager.

14.       Submission of Orders. The Fund will sell Preferred Shares using two closing services provided by the Depository Trust Company (“DTC”). The first service is DTC closing (“DTC Settlement”), and the second service is Direct Registration Service (“DRS Settlement”). Investors purchasing through DTC Settlement will coordinate with their registered representatives to pay the full purchase price for their Preferred Shares by the settlement date, and such payments will not be held in escrow. Investors permitted to purchase through DRS Settlement must complete and sign subscription agreements, which will be delivered to the Escrow Agent. In addition, investors utilizing the DRS Settlement service must pay the full purchase price for their Preferred Shares to the Escrow Agent, to be held in trust for the investor’s benefit pending release to the Fund.

The methods of delivery of investors’ subscriptions to the Fund are detailed as follows:

(i)       DTC Settlement. Registered representatives whose clients are investing through DTC Settlement must coordinate with their clients to pay the full purchase price for the Preferred Shares by the settlement date. Investor payments under the DTC Settlement option will not be held in escrow. Investors must warrant and represent to the registered representative that they have received a copy of the Prospectus and have had time to review it.

(ii)        DRS Settlement. Subject to compliance with Rule 15c2-4 of the Exchange Act, in connection with purchases using DRS Settlement, the Dealer Manager or Selling Agent, as applicable, will promptly deposit any checks received from subscribers in an escrow account maintained by the Escrow Agent. When the Dealer Manager’s or a Selling Agent’s internal supervisory procedures are conducted at the site at which the Subscription Agreement and check were initially received from the subscriber, the Dealer Manager or Selling Agent, as applicable, shall transmit the Subscription Agreement and check to the Escrow Agent by noon of the next business day following receipt of the check and Subscription Agreement. When, pursuant to the Dealer Manager’s or the Selling Agent’s internal supervisory procedures, final internal supervisory procedures are conducted at a different location (the “Final Review Office”), the Dealer Manager or Selling Agent, as applicable, shall transmit the check and Subscription Agreement to the Final Review Office by noon of the next business day following the receipt of the Subscription Agreement and check. The Final Review Office will, by noon of the next business day following its receipt of the Subscription Agreement and check, forward both the Subscription Agreement and check to the Escrow Agent. If any Subscription Agreement is rejected by the Dealer Manager or the Fund, then the Subscription Agreement and check will be returned to the rejected subscriber within 45 business days from the date of receipt by the Fund of the Subscription Agreement. If accepted, the funds will be transferred into the Fund’s general account by the Escrow Agent on the next closing date. The Fund will provide investors a confirmation of their purchase subsequent to closing, and will generally admit stockholders on a semimonthly basis.

A sale of any Preferred Share shall be deemed by the Fund to be completed if and only if (i) the Fund has received payment of the full purchase price of each purchased share of Preferred Shares, from an investor who satisfies the minimum purchase requirements set forth in the Registration Statement as determined by the Selling Agent, or the Dealer Manager, as applicable, in accordance with the provisions of this Agreement, which minimum purchase requirement may be waived in the Fund’s sole discretion, (ii) the Fund has accepted such subscription, and, if using DRS Settlement, a properly completed and executed Subscription Agreement, and (iii) such investor has been admitted as a stockholder of the Fund. In addition, such investor is required to represent and warrant in the Subscription Agreement or, if placing an order through a registered representative not through a Subscription Agreement in connection with a DTC Settlement, to the registered representative, that the investor has received a copy of the Prospectus and has had sufficient time to review the Prospectus.

Thus, for orders settled using DTC Settlement, the Dealer Manager will require that the Selling Agent acknowledge that once an order has become effective upon confirmation by the Fund, the Selling Agent may not modify the order after 5:00 PM EST on the date the order is confirmed by the Fund. After 5:00 PM EST on the date the order is confirmed by the Fund, the order will be considered a firm order and the Selling Agent is expected to settle the trade as follows: (i) if the Dealer Manager or Selling Agent has receive payment in full from an investor for the investor’s purchase of Preferred Shares on or before 5:00 PM EST on the settlement date, such sale of Preferred Shares for which the Fund has received the consideration applicable thereto as described herein and in the Prospectus, and for which no written notice of failure has been given, will be final, not subject to rescission or reversal; (ii) if the Dealer Manager or Selling Agent has not received payment in full from the applicable investor on or before the second business day after the settlement date applicable to purchased Preferred Shares, such investor’s order, upon written notice to the Dealer Manager, shall be canceled, treated as a failed trade and any exchange of funds and securities as between the Fund and the Dealer Manager or Selling Agent in anticipation of settling the purchase in the ordinary course shall be reversed and rescinded; and (iii) after 5:00 PM EST on the first business day after the settlement date, a sale of Preferred Shares for which the Fund has received the consideration applicable thereto as described herein and in the Prospectus, and for which no written notice of failure has been given, will be final, not subject to rescission or reversal, and the Dealer Manager’s or Selling Agent’s receipt of payment from applicable investors shall be at the sole risk of the Dealer Manager or Selling Agent. The Dealer Manager hereby acknowledges and agrees that the Fund, in its sole and absolute discretion, may accept or reject any subscription, in whole or in part, for any reason whatsoever or no reason, and no selling commission or dealer manager fee will be paid to the Dealer Manager with respect to that portion of any subscription which is rejected. As used in this Agreement, “business day” means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close. Further, the Fund has the sole right, which it may delegate to the Dealer Manager, to determine and change without notice to the Dealer Manager or Selling Agent: (i) the number and timing of closings, including the ability to change the number and timing of closings after communicating the anticipated closing to the Selling Agent; (ii) to limit the total amount of any Preferred Shares sold by all Selling Agent per closing; (iii) to limit the amount of any Preferred Shares sold by the Selling Agent per closing; and (iv) to limit the total number of any Preferred Shares sold by the Selling Agent.

15.       Suitability of Investors; Compliance with Privacy Laws.

15.1    Suitability of Investors. The Dealer Manager will offer Preferred Shares, and in its agreements with Selling Agents will require that the Selling Agents offer Preferred Shares, only to those persons who meet the suitability standards set forth in the Prospectus (if any) or in any suitability letter or memorandum sent by the Fund and will only make offers to persons in the jurisdictions in which it is advised in writing that the Preferred Shares are qualified for sale or that such qualification is not required. In offering Preferred Shares, the Dealer Manager will comply, and in its agreements with Selling Agents, the Dealer Manager will require that the Selling Agents comply, with the provisions of the Commission rules and FINRA Rules, as well as all other applicable rules and regulations relating to suitability of investors, including (without limitation), Regulation Best Interest (17 C.F.R. 15l-1) and FINRA Rule 2211, as applicable.

The Dealer Manager further represents, warrants and covenants that neither the Dealer Manager, nor any person associated with the Dealer Manager shall, and in its agreements with Selling Agents will require that Selling Agents represent, warrant and covenant that such Selling Agent shall offer or sell Preferred Shares in any jurisdiction except to investors who satisfy the investor suitability standards and minimum investment requirements under the applicable provisions described in the Prospectus, including minimum income and net worth standards (if any). The Dealer Manager agrees to ensure that, and in its agreements with Selling Agents will require that Selling Agents ensure that, in recommending the purchase, sale or exchange of Preferred Shares to an investor, the Dealer Manager, Selling Agent, or a person associated with the Dealer Manager or Selling Agent, as applicable, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the Commission, any state securities commission, FINRA or the Fund) concerning his or her age, investment objectives, other investments, financial situation and needs and any other information known to the Dealer Manager, Selling Agent, or person associated with the Dealer Manager or Selling Agent, as applicable, that (i) the investor can reasonably benefit from an investment in the Preferred Shares based on the investor’s overall investment objectives and portfolio structure, (ii) the investor is able to bear the economic risk of the investment based on the investor’s overall financial situation and (iii) the investor has an apparent understanding of (A) the fundamental risks of the investment, (B) the risk that the investor may lose his or her entire investment in the Preferred Shares, (C) the lack of liquidity of the Preferred Shares, (D) the background and qualifications of the Adviser or the persons responsible for directing and managing the Fund and (E) the tax consequences of an investment in the Preferred Shares. In the case of sales to fiduciary accounts, the suitability standards must be met by the person who directly or indirectly supplied the funds for the purchase of the Preferred Shares or by the beneficiary of such fiduciary account. The Dealer Manager further represents, warrants and covenants that the Dealer Manager, or a person associated with the Dealer Manager, and in its agreements with Selling Agents will require that the Selling Agent represent, warrant and covenant that such Selling Agent or its associated persons, will make every reasonable effort to determine the suitability and appropriateness of an investment in Preferred Shares of each proposed investor by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each purchaser of Preferred Shares pursuant to a subscription solicited by the Dealer Manager or Selling Agent, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained or accounts hereafter established. The Dealer Manager agrees, and in its agreements with Selling Agents will require that the Selling Agent agree, to retain such documents and records in the Dealer Manager’s or Selling Agent’s records for a period of six years from the date of the applicable sale of Preferred Shares and to make such documents and records available to (i) the Fund upon request and (ii) representatives of the Commission, FINRA and applicable state securities administrators upon the Dealer Manager’s or Selling Agent’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency. The Dealer Manager shall not, and in its agreements with Selling Agents will require that the Selling Agent agree that it shall not, purchase any Preferred Shares for a discretionary account without obtaining the prior written approval of the Dealer Manager’s customer and his or her signature on an Investor Application.

15.2    Compliance with Privacy Laws. The Dealer Manager agrees, and in its agreements with Selling Agents the Dealer Manager will require the Selling Agents to agree, (a) to abide by and comply with (i) the privacy standards and requirements of the GLB Act and Regulation S-P, (ii) the privacy standards and requirements of any other applicable Federal or state law and (iii) its own internal privacy policies and procedures, each as may be amended from time to time; (b) to refrain from the use or disclosure of non-public personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and (c) to determine which customers have opted out of the disclosure of non-public personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) as provided by each to identify customers that have exercised their opt-out rights.

In the event the Dealer Manager uses or discloses non-public personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, the Dealer Manager will consult the List to determine whether the affected customer has exercised his or her opt-out rights. The Dealer Manager understands that it is prohibited from using or disclosing any non-public personal information of any customer that is identified on the List as having opted out of such disclosures.

16.       Notices.

Any notice, approval, request, authorization, direction or other communication under this Agreement shall be deemed given (a) when delivered personally, (b) on the first business day after delivery to a national overnight courier service, (c) upon receipt of confirmation if sent via facsimile or (d) on the fifth business day after deposited in the U.S. mail, properly addressed and stamped with the required postage, registered or certified mail, return receipt requested, in each case to the intended recipient at the address set forth below:

If to the Fund:	Bluerock Private Real Estate Fund
919 Third Avenue, 40th Floor
New York, NY 10022
Attention: Secretary

If to the Dealer Manager:	Bluerock Capital Markets, LLC
4100 Newport Place, Suite 650
Newport Beach, CA 92660
Attention: Chief Compliance Officer

With a copy to	Bluerock Capital Markets, LLC
919 Third Avenue, 40th Floor, Suite 4000
New York, NY 10022
Attention: General Counsel

Any party may change its address specified above by giving the other party notice of such change in accordance with this Section 16.

17.       No Partnership.

Nothing in this Agreement shall be construed or interpreted to constitute the Dealer Manager as an employee, agent or representative of, or in association with or in partnership with, the Fund; instead, this Agreement shall only constitute the Dealer Manager as a dealer authorized to sell the Preferred Shares according to the terms set forth in the registration statement and the Prospectus as amended and supplemented and in this Agreement.

18.       Severability.

The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

[The remainder of the page is intentionally left blank.]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

BLUEROCK PRIVATE REAL ESTATE FUND

By:	/s/ Jordan Ruddy
Name: Jordan Ruddy
Title: President

Accepted and agreed as of the date first above written:

BLUEROCK CAPITAL MARKETS, LLC

By:	/s/ Jason Emala
Name: Jason Emala
Title: General Counsel

EXHIBIT 1

FORM OF SALES AGREEMENT

BLUEROCK PRIVATE REAL ESTATE FUND

7% Series A Convertible and Perpetual Preferred Shares

7% Series B Convertible and Perpetual Preferred Shares

SALES AGREEMENT

[•], 202[•]

Ladies and Gentlemen:

Subject to the terms described herein below, Bluerock Capital Markets, LLC, as the managing dealer (the “Dealer Manager”) for Bluerock Private Real Estate Fund, a Delaware statutory trust registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as a non-diversified, closed-end management investment company (the “Fund”), invites you (“Selling Agent”) to participate in the distribution, on a “best efforts” basis, of 7% Series A Convertible and Perpetual Preferred Shares (the “Series A Preferred Shares”) and 7% Series B Convertible and Perpetual Preferred Shares (the “Series B Preferred Shares,” and each of the Series A Preferred Shares and the Series B Preferred Shares the “Preferred Shares”) (such offering, the “Offering”), to be issued and sold to the public on a “best efforts” basis. The Preferred Shares will be sold at the offering price as set forth in Section III hereof, which may be subject to change as set forth in the registration statement on Form N-2 filed by the Fund (File No. 333-295476), which includes the Fund’s prospectus, as amended or supplemented from time to time (the “Prospectus”).

I.       Dealer Manager Agreement

Bluerock Fund Advisor, LLC, a Delaware limited liability company registered as an investment adviser, is the investment adviser of the Fund (the “Adviser”). The Dealer Manager has entered into a dealer manager agreement with the Fund dated May 4, 2026 (the “Dealer Manager Agreement”). Upon effectiveness of this Sales Agreement (this “Agreement”) pursuant to Section XIV below, you will become one of the selling agents referred to in the Dealer Manager Agreement and will be entitled and subject to the representations, warranties and covenants contained in the Dealer Manager Agreement relating to the rights and obligations of a selling agent, including, but not limited to, the provisions of Sections 3.5 and 5.3 regarding suspension of offers and sales of Preferred Shares, Section 5.1 regarding solicitation of subscriptions of Preferred Shares, Section 5.2 regarding regulatory compliance, Section 6, wherein each of the selling agents severally agrees to indemnify and hold harmless the Fund, the Adviser, the Dealer Manager and their respective officers, trustees, directors, employees, members, partners, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Securities Act”), or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Section 14 regarding submission of subscriptions for Preferred Shares, and Section 15 regarding suitability of investors and compliance procedures for offers and sales of Preferred Shares. Except as otherwise set forth herein, capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Dealer Manager Agreement. The Preferred Shares are offered solely through broker-dealers who are members in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

Selling Agent hereby agrees to use its best efforts to sell the Preferred Shares for cash on the terms and conditions stated in the Prospectus. Nothing in this Agreement shall be deemed or construed to make Selling Agent an employee, agent, representative, or partner of the Dealer Manager or the Fund, and Selling Agent is not authorized to act for the Dealer Manager or the Fund or to make any representations on their behalf except as set forth in the Prospectus and any printed sales literature or other materials prepared by the Fund, the Adviser or the Dealer Manager, provided, that the use of said sales literature and other materials has been approved for use by the Fund in writing and all appropriate regulatory agencies (the “Authorized Sales Materials”). In the event that the Fund uses printed materials in connection with the Offering prepared by the Fund, the Adviser or the Dealer Manager intended for “broker-dealer use only,” Selling Agent shall use such “broker-dealer use only” materials in accordance with Section VII below.

II.       Submission of Orders

If using DRS Settlement:

(i) Payments for Preferred Shares shall be made by wire transfer to the Escrow Agent (as defined below) or checks payable to “[•].” Sales Agent shall forward original checks for the purchase of Preferred Shares together with an original Subscription Agreement, completed, executed and initialed where indicated by the subscriber as provided for in the Subscription Agreement, to [•] (the “Escrow Agent”) at the address provided in the Subscription Agreement;

(ii) When Sales Agent’s internal supervisory procedures are conducted at the site at which the Subscription Agreement and check for the purchase of Preferred Shares was initially received by Sales Agent from the subscriber, Sales Agent shall transmit the Subscription Agreement and check for the purchase of Preferred Shares to the Escrow Agent by noon of the next business day following receipt of the check and Subscription Agreement. When, pursuant to Sales Agent’s internal supervisory procedures, Sales Agent’s final internal supervisory procedures are conducted at a different location (the “Final Review Office”), Sales Agent shall transmit the check for the purchase of Preferred Shares and Subscription Agreement to the Final Review Office by noon of the next business day following Sales Agent’s receipt of the Subscription Agreement and check for the purchase of Preferred Shares. The Final Review Office will, by noon of the next business day following its receipt of the Subscription Agreement and check for the purchase of Preferred Shares, forward both the Subscription Agreement and check for the purchase of Preferred Shares to the Escrow Agent. If any Subscription Agreement solicited by Sales Agent is rejected by the Fund, then the Subscription Agreement and check will be returned to the rejected subscriber within forty-five business days from the date of receipt by the Fund of the Subscription Agreement. As used in this Agreement, “business day” means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

If using DTC Settlement, Sales Agent will coordinate for payment in connection with their electronically placed orders.

All subscriptions and orders, whether initial or additional, are subject to acceptance by and shall become effective upon confirmation by the Fund, which reserves the right to reject any subscription or order in its sole discretion for any or no reason. Thus, for orders settled using DTC Settlement, Sales Agent acknowledges that once an order has become effective upon confirmation by the Fund, Sales Agent may not modify the order after 5:00 PM EST on the date the order is confirmed by the Fund. After 5:00 PM EST on the date the order is confirmed by the Fund, the order will be considered a firm order and Sales Agent is expected to settle the trade as follows: (i) if Sales Agent has received payment in full from an investor for the investor’s purchase of Preferred Shares on or before 5:00 PM EST on the settlement date, such sale of Preferred Shares for which the Fund has received the consideration applicable thereto as described herein, in the Dealer Manager Agreement and in the Prospectus, and for which no written notice of failure has been given, will be final, not subject to rescission or reversal; (ii) if Sales Agent has not received payment in full from the applicable investor on or before the first business day after the settlement date applicable to purchased Preferred Shares, such investor’s order, upon written notice to the Dealer Manager, shall be canceled, treated as a failed trade and any exchange of funds and securities as between the Fund and Sales Agent in anticipation of settling the purchase in the ordinary course shall be reversed and rescinded; and (iii) after 5:00 PM EST on the first business day after the settlement date applicable to purchased Preferred Shares, a sale of Preferred Shares for which the Fund has received the consideration applicable thereto as described herein, in the Dealer Manager Agreement and in the Prospectus, and for which no written notice of failure has been given, will be final, not subject to rescission or reversal, and Sales Agent’s receipt of payment from applicable investors shall be at the sole risk of Sales Agent. Subscriptions and orders not accompanied by the required instrument of payment for Preferred Shares may be rejected. Issuance and delivery of a share of Preferred Shares will be made only after a sale of a Preferred Share is deemed by the Fund to be completed in accordance with Section 14 of the Dealer Manager Agreement. If a subscription or order is rejected, cancelled or rescinded for any reason, then Sales Agent will return to the Dealer Manager any selling commissions or Dealer Manager Fees theretofore paid with respect to such order, and, if Sales Agent fails to so return any such selling commissions or Dealer Manager Fees, the Dealer Manager shall have the right to offset amounts owned against future commissions or Dealer Manager Fees due and otherwise payable to Sales Agent (it being understood and agreed that such right to offset shall not be in limitation of any other rights or remedies that the Dealer Manager may have in connection with such failure).

Notwithstanding the other provisions of this Section II, the Dealer Manager and/or the Fund have the sole right to determine and change without notice to Selling Agent: (i) the number and timing of closings, including the ability to change the number and timing of closings after communicating the anticipated closing to Selling Agent; (ii) to limit the total amount of Series A Preferred Shares, Series B Preferred Shares or Preferred Shares sold by all Selling Agents per closing; (iii) to limit the amount of either Series A Preferred Shares, Series B Preferred Shares or Preferred Shares sold by Selling Agent per closing; and (iv) to limit the total number of either Series A Preferred Shares, Series B Preferred Shares or Preferred Shares sold by Selling Agent.

III.       Pricing

Except as otherwise provided in the Prospectus, the Preferred Shares shall be offered to the public at an offering price (the “Offering Price”) and in accordance with the offering terms and conditions as set forth in the Prospectus and payable in cash. The minimum initial purchase price, if any, will be disclosed in the Prospectus. The Fund will sell the Preferred Shares on a continuous basis at the Offering Price per share of Preferred Shares, subject to the adjustments described in or otherwise provided in the Prospectus. Each person desiring to purchase Preferred Shares using an Investor Application in the Offering must submit subscriptions for a certain dollar amount, rather than a number of Preferred Shares and, as a result, may receive fractional Preferred Shares.

The Preferred Shares are non-assessable. Selling Agent hereby agrees to place any order for the full purchase price except as otherwise provided in the Prospectus.

IV.       Selling Agent’s Compensation

Except as described in the Prospectus, the up-front sales load applicable to the Preferred Shares sold by Selling Agent is as provided in Schedule 1. The up-front sales load provided in Schedule 1 includes an up-front selling commission (the “Up-Front Selling Commissions”) and dealer manager fee (the “Dealer Manager Fees” and, together with the Up-Front Selling Commissions, the “Selling Commissions”), as applicable, which the Dealer Manager may reallow. For purposes of Schedule 1, a “sale of Preferred Shares” shall occur following the release from escrow of the Offering proceeds, and if and only if a transaction has closed with a securities purchaser pursuant to all applicable offering and subscription documents and the Fund has thereafter distributed the Up-Front Selling Commission to the Dealer Manager in connection with such transaction.

The Dealer Manager will reallow all or a portion of the distribution and/or service fees, Up-Front Selling Commissions and Dealer Manager Fees to Selling Agent as is provided in Schedule 1 in its sole discretion as an upfront marketing support fee, provided, that Selling Agent has agreed to provide marketing and due diligence services as set forth in Schedule 1.

See Schedule 1 for further details regarding the Selling Commissions.

Selling Agent hereby waives any and all rights to receive payment of the Selling Commissions due until such time as the Dealer Manager is in receipt of such Selling Commissions from the Fund. Selling Agent affirms that the Dealer Manager’s liability for Selling Commissions payable is limited solely to the proceeds received associated therewith.

Selling Agent acknowledges and agrees that no commissions, payments or amount whatsoever will be paid to Selling Agent in respect of the purchase of Preferred Shares by a Selling Agent, in its individual capacity, or by a retirement plan of such Selling Agent, or by an officer, trustee, director or employee of the Fund, the Adviser or their respective affiliates.

The parties hereby agree that the foregoing underwriting compensation, including the Selling Commissions, are not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Preferred Shares, that Selling Agent’s interest in the offering is limited to such compensation from the Dealer Manager and Selling Agent’s indemnity referred to in Section 6 of the Dealer Manager Agreement, and that the Fund is not liable or responsible for the direct payment of such Selling Commissions to Selling Agent. In addition, as set forth in the Prospectus, the Fund may reimburse selling agents for reasonable out-of-pocket due diligence expenses incurred by such selling agents. Selling Agent shall provide a detailed and itemized invoice for any such due diligence expenses.

Notwithstanding anything to the contrary above, the parties agree that Selling Agent shall not be entitled to receive Selling Commissions with respect to advisory program clients (“Consulting Clients”); however, for the avoidance of doubt, the parties hereto agree that Selling Agent shall be entitled to receive any applicable service fees with respect to Consulting Clients.

Selling Agent shall have the right to rebate to Consulting Clients any service or distribution fees received in connect with a Consulting Client, it being understood that Selling Agent will receive separate compensation directly from such Consulting Clients.

V.       Payment

Payments of any Selling Commissions will be made by the Dealer Manager (or by the Fund as the agent of the Dealer Manager, as provided in the Dealer Manager Agreement) to Selling Agent within thirty (30) days of the receipt by the Dealer Manager of the gross Selling Commission from the Fund.

Selling Agent, in its sole discretion, may authorize Dealer Manager (or by the Fund as the agent of the Dealer Manager, as provided in the Dealer Manager Agreement) to deposit Selling Commissions and other payments due to it pursuant to this Agreement directly to its bank account. If Selling Agent so elects, Selling Agent shall provide such deposit authorization and instructions in Schedule 2 to this Agreement.

VI.       Right to Reject Orders or Cancel Sales

All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Fund, which reserves the right to reject any order, in whole or in part, for any or no reason. Orders not accompanied by an Investor Application and executed signature page thereto and the required Subscription Payment for the Preferred Shares may be rejected. Issuance and delivery of the Preferred Shares will be made only after actual receipt of payment therefor. If any Subscription Payment is not paid upon presentment, or if the Fund is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Preferred Shares within fifteen (15) days of sale, the Fund reserves the right to cancel the sale without notice. In the event an order is rejected, canceled or rescinded for any reason, Selling Agent agrees to return to the Dealer Manager within thirty (30) days thereafter any Selling Commission theretofore paid with respect to such order, and, if Selling Agent fails to so return any such Selling Commission, the Dealer Manager shall have the right to offset amounts owed against future Selling Commissions due and otherwise payable to Selling Agent.

VII.       Prospectus and Authorized Sales Materials

Selling Agent is not authorized or permitted to give, and will not give, any information or make any representation (written or oral) concerning the Preferred Shares except as set forth in the Prospectus and the Authorized Sales Materials. The Dealer Manager will supply Selling Agent with reasonable quantities of the Prospectus, any supplements thereto and any amended Prospectus, as well as any Authorized Sales Materials, for delivery to investors, and Selling Agent will deliver a copy of the Prospectus and all supplements thereto and any amended Prospectus to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Preferred Shares to an investor. Selling Agent agrees that it will not send or give any supplements to the Prospectus, any amended Prospectus or any Authorized Sales Materials to that investor unless it has previously sent or given a Prospectus and all supplements thereto and any amended Prospectus to that investor or has simultaneously sent or given a Prospectus and all supplements thereto and any amended Prospectus with such Prospectus supplement, amended Prospectus or Authorized Sales Materials. Selling Agent agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing which is supplied to it by the Dealer Manager and marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the offer or sale of Preferred Shares to members of the public. Selling Agent agrees that it will not use in connection with the offer or sale of Preferred Shares any materials or writings which have not been previously approved by the Fund in writing other than the Prospectus and the Authorized Sales Materials. Selling Agent agrees to furnish a copy of any revised preliminary Prospectus to each person to whom it has furnished a copy of any previous preliminary Prospectus, and further agrees that it will itself mail or otherwise deliver all preliminary and final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Exchange Act. Regardless of the termination of this Agreement, Selling Agent will deliver a Prospectus in transactions in the Preferred Shares for a period of ninety (90) days from the Effective Date of the Registration Statement or such longer period as may be required by the Exchange Act. Selling Agent agrees to comply with all the applicable requirements under the Securities Act, the Exchange Act, conduct rules of FINRA or its predecessor, the National Association of Securities Dealers, Inc., and any other foreign, state or local securities or other laws or rules of FINRA or any other applicable self-regulatory agency in offering and selling Preferred Shares.

VIII.       License and Association Membership

Selling Agent’s acceptance of this Agreement constitutes a representation to the Fund and the Dealer Manager that Selling Agent is a properly registered or licensed broker-dealer, duly authorized to sell Preferred Shares under federal and state securities laws and regulations in all states where it offers or sells Preferred Shares, and that it is a member in good standing of FINRA. Selling Agent represents and warrants that it is currently licensed as a broker-dealer in the jurisdictions identified on Schedule 3 to this Agreement. Selling Agent represents and warrants that it is its sole responsibility to ensure that its representatives are properly registered and licensed as required by any applicable law, rule or regulation. This Agreement shall automatically terminate if Selling Agent ceases to be a member in good standing of FINRA or with the securities commission of the state in which Selling Agent’s principal office is located. Selling Agent agrees to notify the Dealer Manager immediately if Selling Agent ceases to be a member in good standing of FINRA or with the securities commission of any state in which Selling Agent is currently registered or licensed, or in the case of a foreign dealer, so to conform. Selling Agent also hereby agrees to abide by the conduct rules set forth in the FINRA rulebook (“FINRA Rules”), including, without limitation, FINRA Rules 2040, 2231, 5110 and 5141.

IX.       Anti-Money Laundering Compliance Programs

Selling Agent’s acceptance of this Dealer Agreement constitutes a representation to the Fund and the Dealer Manager that Selling Agent has established and implemented an anti-money laundering compliance program (“AML Program”) in accordance with applicable law, including the Bank Secrecy Act, as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “USA PATRIOT Act”), Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act”) and the Anti-Money Laundering Act of 2020 (each as may be amended from time to time , and implementing regulations thereunder promulgated by the U.S. Department of the Treasury, the Financial Crimes Enforcement Network, FINRA, and the U.S. Securities and Exchange Commission (the “SEC”) Rules (the “Commission Rules”) (collectively, the “AML Rules”) reasonably expected to detect and cause the reporting of suspicious transactions in connection with the sale of Preferred Shares. In addition, Selling Agent represents that it has established and implemented a program for compliance with Executive Order 13224 and all regulations and programs administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control Department of Commerce, Bureau of Industry and Security, or the Department of State (such regulations and program, “Sanctions,” and such program as established by the Selling Agent, “OFAC Program”) and will continue to maintain its OFAC Program during the term of this Agreement. Upon request by the Dealer Manager at any time, Selling Agent hereby agrees to (i) furnish a written copy of its AML Program and OFAC Program to the Dealer Manager for review, and (ii) furnish a copy of the findings and any remedial actions taken in connection with Selling Agent’s most recent independent testing of its AML Program and/or its OFAC Program.

The parties acknowledge that for the purposes of AML Rules, the investors who purchase Preferred Shares through Selling Agent are “customers” of Selling Agent and not the Dealer Manager. Nonetheless, to the extent that the Dealer Manager deems it prudent, Selling Agent shall cooperate with the Dealer Manager’s reasonable requests for information, records and data related to the Fund’s stockholders introduced to, and serviced by, Selling Agent (the “Customers”). Notwithstanding the foregoing, Selling Agent shall not be required to provide to the Dealer Manager any documentation that, in Selling Agent’s reasonable judgment, would cause Selling Agent to lose the benefit of attorney-client privilege or other privilege which it may be entitled to assert relating to the discoverability of documents in any civil or criminal proceedings. Selling Agent hereby represents that it is currently in compliance with all AML Rules and all OFAC requirements, specifically including, but not limited to, the Customer Due Diligence requirements under 31 C.F.R. § 1023.210(b)(5) and the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act. Selling Agent hereby agrees, upon request by the Dealer Manager to (A) provide an annual certification to Dealer Manager that, as of the date of such certification (i) its AML Program and its OFAC Program are consistent with the AML Rules and Sanctions requirements; (ii) it has continued to implement its AML Program and its OFAC Program, and (iii) it is currently in compliance with all AML Rules and Sanctions requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act and beneficial ownership requirements under 31 C.F.R. § 1010.230; and (B) perform and carry out, on behalf of both the Dealer Manager and the Fund, the Customer Identification Program requirements in accordance with Section 326 of the USA PATRIOT Act and applicable SEC and Treasury Department Rules thereunder.

X.       Limitation of Offer; Suitability

Selling Agent will offer Preferred Shares only to persons who meet the respective suitability standards for the Preferred Shares as set forth in the Prospectus and in accordance with the offering and conditions contained therein, or in any suitability letter or memorandum sent to it by the Fund or the Dealer Manager and will only make offers to persons in the jurisdictions in which it is advised in writing that the Preferred Shares are qualified for sale or that such qualification is not required. The Preferred Shares are available for purchase by persons meeting the suitability standards described in the Prospectus. Notwithstanding the qualification of the Preferred Shares for sale in any respective jurisdiction (or the exemption therefrom), Selling Agent represents, warrants and covenants that it will not offer Preferred Shares and will not permit any of its registered representatives to offer Preferred Shares in any jurisdiction unless both Selling Agent and such registered representative are duly licensed to transact securities business in such jurisdiction. In offering Preferred Shares, Selling Agent will comply with the provisions of FINRA Rules, as well as all other applicable rules and regulations relating to suitability of investors.

Selling Agent further represents, warrants and covenants that neither Selling Agent, nor any person associated with Selling Agent, shall offer or sell Preferred Shares in any jurisdiction except to investors who satisfy the investor suitability standards and minimum investment requirements under the most restrictive of the following: (a) applicable provisions described in the Prospectus, including minimum income and net worth standards; (b) applicable laws of the jurisdiction of which such investor is a resident; or (c) applicable FINRA Rules. Selling Agent agrees to ensure that, in recommending the purchase, sale or exchange of Preferred Shares to an investor, Selling Agent, or a person associated with Selling Agent, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the Commission, any state securities commission, FINRA or the Fund) concerning his or her age, investment objectives, investment experience, income, net worth, other investments, financial situation and needs, and any other information known to Selling Agent, or a person associated with Selling Agent, that (i) the investor can reasonably benefit from an investment in the Preferred Shares based on the investor’s overall investment objectives and portfolio structure, (ii) the investor is able to bear the economic risk of the investment based on the investor’s overall financial situation, and (iii) the investor has an apparent understanding of (A) the fundamental risks of the investment, (B) the risk that the investor may lose his or her entire investment in the Preferred Shares, (C) the lack of liquidity of the Preferred Shares, (D) the background and qualifications of the Adviser or the persons responsible for directing and managing the Fund, and (E) the tax consequences of an investment in the Preferred Shares, provided, however, that for institutional accounts within the meaning of FINRA Rule 2111, the Selling Agent will ensure compliance with the requirements of Rule 2111 and any applicable state law with respect to institutional accounts. In the case of sales to fiduciary accounts, the suitability standards must be met by the person who directly or indirectly supplied the funds for the purchase of the Preferred Shares or by the beneficiary of such fiduciary account. Selling Agent further represents, warrants and covenants that Selling Agent, or a person associated with Selling Agent, will make every reasonable effort to determine the suitability and appropriateness of an investment in Preferred Shares of each proposed investor by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each purchaser of Preferred Shares pursuant to a subscription solicited by Selling Agent, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained, or accounts hereafter established. Selling Agent agrees to retain such documents and records in Selling Agent’s records for a period of six years from the date of the applicable sale of Preferred Shares, to otherwise comply with the record keeping requirements provided in Section XII below and to make such documents and records available to (i) the Dealer Manager and the Fund upon request, and (ii) representatives of the Commission, FINRA and applicable state securities administrators upon Selling Agent’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency. Selling Agent further represents, warrants and covenants that it will notify Dealer Manager in writing if an investment in the Preferred Shares becomes no longer suitable or appropriate for a proposed investor prior to the acceptance of the order by the Fund. Selling Agent shall not purchase any Preferred Shares for a discretionary account without obtaining the prior written approval of Selling Agent’s customer and his or her signature on an Investor Application.

XI.       Due Diligence; Adequate Disclosure

Prior to offering the Preferred Shares for sale, Selling Agent shall have conducted an inquiry (the “Diligence Review”) such that Selling Agent has reasonable grounds to believe, based on information made available to Selling Agent by the Fund or the Dealer Manager through the Prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating a purchase of Preferred Shares. In determining the adequacy of disclosed facts pursuant to the foregoing, Selling Agent may obtain, upon request, information on material facts relating at a minimum to the following: (i) items of compensation; (ii) tax aspects; (iii) financial stability and experience of the Fund and its Adviser; (iv) conflicts and risk factors; and (v) other pertinent reports. Notwithstanding the foregoing, Selling Agent may rely upon the results of an inquiry conducted by an independent third party retained for that purpose or another selling agent, provided, that: (i) such Selling Agent has reasonable grounds to believe that such inquiry was conducted with due care by said independent third party or such other selling agent; (ii) the results of the inquiry were provided to Selling Agent with the consent of the other selling agent conducting or directing the inquiry; and (iii) no selling agent that participated in the inquiry is an affiliate of the Fund or its Adviser. Prior to the sale of the Preferred Shares, Selling Agent shall inform each prospective purchaser of Preferred Shares of pertinent facts relating to the Preferred Shares including specifically the lack of liquidity and lack of marketability of the Preferred Shares during the term of the investment but shall not, in any event, make any representation on behalf of the Fund or the Adviser except as set forth in the Prospectus and any Authorized Sales Materials.

XII.       Compliance with Record Keeping Requirements

Selling Agent agrees to comply with the record keeping requirements of the Exchange Act, including but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act. Selling Agent further agrees to keep such records with respect to each customer who purchases Preferred Shares, his or her suitability and the amount of Preferred Shares sold, and to retain such records for such period of time as may be required by the Commission, any state securities commission, FINRA or the Fund.

XIII.       Customer Complaints

Each party hereby agrees to provide to the other party copies of any written or otherwise documented customer complaints received by such party relating in any way to the Offering (including, but not limited to, the manner in which the Preferred Shares are offered by the Dealer Manager or Selling Agent), the Preferred Shares or the Fund in the case of the Dealer Manager, and only in such cases as such complaints relate to the Selling Agent, in the case of the Selling Agent.

XIV.       Effective Date

This Agreement will become effective upon the last date it is signed by either party hereto. Upon effectiveness of this Agreement, all offers and sales of Preferred Shares by Selling Agent will be made pursuant to this Agreement exclusively and not through any prior agreement between Selling Agent and the Dealer Manager, if any.

XV.       Termination; Survival; Amendment

Selling Agent will immediately suspend or terminate its offer and sale of Preferred Shares upon the request of the Fund or the Dealer Manager at any time and will resume its offer and sale of Preferred Shares hereunder upon subsequent request of the Fund or the Dealer Manager. Any party may terminate this Agreement by written notice, which termination shall be effective 48 hours after such notice is given. This Agreement and the exhibits and schedules hereto are the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto.

This Agreement may be amended at any time by the Dealer Manager by written notice to Selling Agent, and any such amendment shall be deemed accepted by Selling Agent upon placing an order for sale of Preferred Shares after it has received such notice.

The respective agreements and obligations of Selling Agent and the Dealer Manager set forth in Articles I, IV, V, VII, VIII, X, XII, XIII, XIV, XV, XVI, XVII, XVIII, XIX, XX, XXI, XXIV and XXV of this Agreement and Section 5 of the Dealer Manager Agreement shall remain operative and in full force and effect regardless of the termination of this Agreement.

Notwithstanding the termination of this Agreement or the payment of any amount to Selling Agent, Selling Agent agrees to pay Selling Agent’s proportionate share of any claim, demand or liability asserted against Selling Agent and the other Selling Agents on the basis that the Selling Agents or any of them constitute an association, unincorporated business or other separate entity, including in each case Selling Agent’s proportionate share of any expenses incurred in defending against any such claim, demand or liability.

XVI.       Privacy Laws

The Dealer Manager and Selling Agent (each referred to individually in this section as a “party”) agree as follows:

(a)        Each party agrees to abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLB Act”) and Regulation S-P; (ii) the privacy standards and requirements of any other applicable Federal or state law; and (iii) its own internal privacy policies and procedures, each as may be amended from time to time;

(b)        Each party agrees to refrain from the use or disclosure of non-public personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and

(c)        Each party shall be responsible for determining which customers have opted out of the disclosure of non-public personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) as provided by each to identify customers that have exercised their opt-out rights. In the event either party uses or discloses non-public personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that each is prohibited from using or disclosing any non-public personal information of any customer that is identified on the List as having opted out of such disclosures.

XVII.       Electronic Signatures and Electronic Delivery of Documents

If Selling Agent has adopted or adopts a process by which persons may authorize certain account-related transactions and/or requests, in whole or in part, by “Electronic Signature” (as such term is defined by the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. 7001 et seq., the Uniform Electronic Transactions Act, as promulgated by the Uniform Conference of Commissioners on Uniform State Law in July 1999 and as adopted by the relevant jurisdiction(s) where Selling Agent is licensed, and applicable rules, regulations and/or guidance relating to the use of electronic signatures issued by the Commission and FINRA (collectively, “Electronic Signature Law”)), to the extent the Fund allows the use of Electronic Signature, in whole or in part, Selling Agent represents that: (i) each Electronic Signature will be genuine; (ii) each Electronic Signature will represent the signature of the person required to sign the Investor Application or other form to which such Electronic Signature is affixed; and (iii) Selling Agent will comply with the terms outlined in the Electronic Signature Use Rules of Engagement attached as Exhibit A hereto. Selling Agent agrees to the Electronic Signature Use Indemnity Agreement attached as Exhibit B hereto.

If Selling Agent intends to use electronic delivery to distribute the Prospectus or other documents related to the Fund to any person, Selling Agent will comply with all applicable rules, regulations and/or guidance relating to the electronic delivery of documents issued by the Commission, FINRA and state securities administrators and any other laws or regulations related to the electronic delivery of prospectuses. In particular, and without limitation, Selling Agent shall comply with the prospectus delivery and completion of sale timing requirements for Preferred Shares as set forth in applicable Statements of Policy adopted by the North American Securities Administrators Association.

XVIII.       Notice

All notices will be in writing and will be duly given when mailed to:

If to the Fund:	Bluerock Private Real Estate Fund
919 Third Avenue, 40th Floor
New York, NY 10022
Attention: Secretary

If to the Dealer Manager:	Bluerock Capital Markets, LLC
4100 Newport Place, Suite 650
Newport Beach, CA 92660
Attention: Chief Compliance Officer
With a copy to	Bluerock Capital Markets, LLC
919 Third Avenue, 40th Floor, Suite 4000
New York, NY 10022
Attention: General Counsel

and to Selling Agent when mailed to the address specified by Selling Agent below.

XIX.       Applicable Law and Venue

This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by the laws of the State of New York applicable to contracts formed and to be formed entirely within the State of New York, without regard to the conflicts of laws principles and rules thereof, to the extent such principles would require or permit the application of the laws of another jurisdiction; provided, however, that the governing law for causes of action for violations of federal or state securities law shall be governed by the applicable federal or state securities law.

XX.       Successors and Assigns

Selling Agent or Dealer Manager shall not assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the Fund. This Agreement shall be binding upon the Dealer Manager and Selling Agent and their respective successors and permitted assigns.

This Agreement may be assigned without prior consent (but upon written notice by assigning party to Fund and Dealer Manager) by either party to any company (i) that acquires all or substantially all of that party’s assets, or into which the party is merged or otherwise reorganized, or (ii) that controls, is controlled by or is under common control with such party.

This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

XXI.       Arbitration

All disputes arising out of or in connection with this Agreement, including without limitation, its existence, validity, interpretation, performance, breach or termination, and any provisions of the Dealer Manager Agreement incorporated into this Agreement, shall be submitted to, and fully and finally resolved by, binding arbitration, conducted on a confidential basis, under the then current commercial arbitration rules of the American Arbitration Association, except to the extent a claim is required to be arbitrated as specified in FINRA rules in which case the FINRA rules of arbitration will apply, in accordance with the terms of this Agreement (including the governing law provisions of this section) and pursuant to the Federal Arbitration Act (9 U.S.C. §§ 1–16). All arbitration proceedings, and all documents, pleadings and transcripts associated therewith, shall be kept strictly confidential by all parties, their counsel and other advisors, employees, experts and all others under their reasonable control. Unless the parties otherwise agree, each party shall appoint one arbitrator and the two party-appointed arbitrators shall appoint the third arbitrator, who shall also be the chair of the arbitration panel (the “Arbitrator”). The parties will request that the Arbitrator issue written findings of fact and conclusions of law. The Arbitrator shall not be empowered to make any award or render any judgment for punitive damages, and the Arbitrator shall be required to follow applicable law in construing this Agreement, making awards, and rendering judgments. The decision of the Arbitrator shall be final and binding, and judgment upon any arbitration award may be entered in any appropriate state or federal court within the County of New York, State of New York or any other court having competent jurisdiction. All arbitration hearings will be held (i) for claims required to be arbitrated as specified in FINRA rules, at the New York FINRA District Office, (ii) in all other cases, in New York, NY, or (iii) in either case, at another mutually agreed upon site. In the event that a third party brings an action or other proceeding against either party to this Agreement (a “Third Party Action”), then the party to this Agreement against which or whom such Third Party Action is brought or asserted, may in such Third Party Action, litigate any related claim which it may have against the other party to this Agreement, including, without limitation, by way of a claim, indemnity, cross-claim, counterclaim, interpleader or other third party action without being obligate to arbitrate the same as otherwise provided in this Section XXI, except to the extent otherwise required in the FINRA rules regarding arbitration. In any such case, the matter which is the subject of such Third Party Action (including any related claims, indemnity, cross-claim, counterclaim, interpleader or other third party action, which either party hereto may have against the other) shall not be subject to arbitration, but shall be resolved exclusively within such Third Party Action. Notwithstanding anything set forth herein to the contrary, no party will be prevented from immediately seeking provisional remedies in courts of competent jurisdiction, including but not limited to, temporary restraining orders and preliminary injunctions in aid of arbitration, but such remedies will not be sought as a means to avoid or stay arbitration. In the event a court grants provisional remedies, the duration thereof shall last no longer than the Arbitrator (upon constitution of the arbitration panel) deems necessary to review such provisional remedies and render its own decision. Except as provided otherwise in Section 6 of the Dealer Manager Agreement, in any action or arbitration to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. Each party to this Agreement hereby waives a trial by jury in any legal action or proceeding relating to this Agreement.

XXII.       Severability

The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

XXIII.       Counterparts

This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same agreement. This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, which delivery may be made by exchange of copies of the signature page by facsimile or electronic transmission.

XXIV.       No Partnership

Nothing in this Agreement shall be construed or interpreted to constitute Selling Agent as an employee, agent or representative of, or in association with or in partnership with, the Dealer Manager, the Fund, the Adviser or the other Selling Agents; instead, this Agreement shall only constitute Selling Agent as a dealer authorized by the Dealer Manager to sell the Preferred Shares according to the terms set forth in the Registration Statement and the Prospectus as amended and supplemented and in this Agreement.

XXV.       Confidentiality

Dealer Manager, the Fund, the Adviser or one of their affiliates or employees, agents or advisers (“Representatives”) (all such entities and persons, each a “Bluerock Entity”, and collectively, the “Bluerock Entities”) may have provided and will furnish to Selling Agent or its affiliates or Representatives with certain information that is either non-public, confidential or proprietary in nature in order to enable Selling Agent to perform a diligence review. This information furnished to Selling Agent or its affiliates or Representatives, including the terms and conditions of any agreements entered into between Selling Agent or its affiliates and any Bluerock Entity, together with analyses, compilations, forecasts, studies or other documents prepared by Selling Agent or its affiliates or Representatives which contain or otherwise reflect such information is hereinafter referred to as the “Information.” The term Information shall not include such portions of the Information which (i) are or become generally available to the public other than as a result of a disclosure by Selling Agent or its affiliates or Representatives in violation of this Agreement, or (ii) become available to Selling Agent on a non-confidential basis from a source other than a Bluerock Entity that has a bona fide right to such Information and which is not subject to any obligation to keep such Information confidential. In consideration of the Bluerock Entities furnishing Selling Agent or its affiliates or Representatives with the Information, Selling Agent agrees that:

(a)        The Information will be kept confidential and shall not, without a Bluerock Entity’s prior written consent, be disseminated or disclosed by Selling Agent or its affiliates or Representatives, in any manner whatsoever, in whole or in part, and shall not be used by Selling Agent or its affiliates or Representatives, other than in connection with performing the diligence review contemplated by Section XI of this Agreement. Moreover, Selling Agent agrees to reveal the Information only to such of its affiliates or Representatives who need to know the Information for the purpose of performing the diligence review contemplated by Section XI of this Agreement, who are informed by Selling Agent of the confidential nature of the Information and who agree to act in accordance with the terms and conditions of this Section XXV.

(b)        All copies of the Information will be returned to the Bluerock Entities or destroyed upon a Bluerock Entity’s request.

(c)        In the event that Selling Agent or any of its affiliates or Representatives are requested or required (by oral questions, depositions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose any of the Information, Selling Agent will provide the Bluerock Entities with prompt written notice so that any of the Bluerock Entities may seek a protective order, other appropriate remedy or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that a Bluerock Entity waives compliance with the provisions of this Agreement, Selling Agent shall disclose such Information without liability hereunder; provided, however, that Selling Agent will furnish only that portion of the Information which, in the opinion of its counsel, Selling Agent is compelled to disclose and will not oppose any action by a Bluerock Entity to obtain reliable assurance that confidential treatment will be accorded the Information. Selling Agent further agrees to exercise its reasonable efforts to otherwise preserve the confidentiality of the Information. Upon reasonable notice, Selling Agent further agrees to cooperate with the Bluerock Entities in obtaining a protective order or other appropriate remedy.

(d)        In no event shall any of the Bluerock Entities be liable for any losses, damages, claims or expenses incurred or actions undertaken by Selling Agent or its affiliates or Representatives as a result of their receipt of the Information or their use thereof. Selling Agent agrees that the Information is and shall remain the property of the Bluerock Entities and that none of the Bluerock Entities has granted Selling Agent or its affiliates or Representatives any license, copyright, or similar right with respect to any of the Information.

(e)        Selling Agent hereby acknowledges that Selling Agent is aware, and that Selling Agent will advise its affiliates or Representatives who have been provided with Information, that the United States securities laws prohibit any person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Selling Agent further acknowledges that some or all of the Information is or may be price-sensitive information and that the use of such Information may be regulated or prohibited by applicable legislation relating to insider dealing and Selling Agent undertakes, on behalf of itself and its Representatives, not to use any Information for any unlawful purpose.

(f)        The Bluerock Entities have the right to enforce this Section XXV as a third-party beneficiary.

[Signatures Appear on Following Pages]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on its behalf by its duly authorized agent.

Bluerock Capital Markets, LLC

By:

Name:	Jason Emala
Title:	General Counsel
Date:

We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the jurisdictions identified below represent a true and correct list of all jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities, and we agree to advise you of any change in such list during the term of this Agreement.

1.	Identity of Selling Agent:

Full Legal Name:
(to be completed by Selling Agent)

Type of Entity:
(to be completed by Selling Agent)

Organized in the State of:
(to be completed by Selling Agent)

Tax Identification Number:
(to be completed by Selling Agent)

FINRA/CRD Number:
(to be completed by Selling Agent)

2.	Any notice under this Agreement will be deemed given pursuant to Section XVIII hereof when delivered to Selling Agent as follows:

Company Name:

Attention to:	(Name)

(Title)

Street Address:

City, State and Zip Code:

Telephone No.:

Facsimile No.:

Email Address:

Accepted and agreed as of the date below:

(Print Name of Selling Agent)

By:
Name:
Title:
Date:

SCHEDULE 1

TO

SALES AGREEMENT WITH

BLUEROCK CAPITAL MARKETS, LLC (“DEALER MANAGER”)

Check the applicable row on the table below for sales of the Series A Preferred Shares under this Agreement.

Selected by Selling Agent (X)	Upfront Fees	Upfront Selling Commission (1)	Dealer Manager Fee (1), (2)
[ ]	9.00%	6.00%	3.00%
[ ]	8.50%	5.50%	3.00%
[ ]	8.00%	5.00%	3.00%
[ ]	7.50%	4.50%	3.00%
[ ]	7.00%	4.00%	3.00%
[ ]	6.50%	3.50%	3.00%
[ ]	6.00%	3.00%	3.00%
[ ]	5.50%	2.50%	3.00%
[ ]	5.00%	2.00%	3.00%
[ ]	4.50%	1.50%	3.00%
[ ]	4.00%	1.00%	3.00%
[ ]	3.50%	0.50%	3.00%
[ ]	3.00%	0.00%	3.00%

(1) Paid on Series A Preferred Shares sold in the Offering, as provided in this Agreement and in the Prospectus. Percentages are based on offering price per share. Fees are paid by issuer, not Preferred Shares investor.

(2) Eligibility to receive a reallowance of the Upfront Selling Commission or the Dealer Manager Fee is conditioned upon the Selling Agent’s compliance with one or more of the following conditions. Any determination regarding the Selling Agent’s compliance with the listed conditions will be made by the Dealer Manager, in its sole discretion.

•	The Selling Agent has and uses internal marketing support personnel (such as telemarketers or a marketing director) to assist the Dealer Manager’s marketing team;
•	The Selling Agent has and uses internal marketing communications vehicles such as newsletters, conference calls, webinars and mail to promote the Fund and the Offering;
•	The Selling Agent will answer investors’ inquiries concerning investor statements, valuations, distribution rates, tax information, quarterly financial statements, conversion rights and procedures, the financial status of the Fund, and the markets in which the Fund has invested;
•	The Selling Agent will assist investors with conversions; and
•	The Selling Agent will facilitate training and education of the Selling Agent’s registered representatives or financial advisors.

The Dealer Manager fee of the Series A Preferred Shares can be reduced by mutual agreement of the Dealer Manager and the Selling Agent.

Selling Agent Reallowance: ____________% on price paid per Series A Preferred Share on all sales under this Agreement.

SCHEDULE 2

TO

SALES AGREEMENT WITH

bluerock capital markets, llc (“DEALER MANAGER”)

NAME OF ISSUER:	Bluerock Private Real Estate Fund

NAME OF SELLING AGENT:

SCHEDULE TO AGREEMENT DATED:

Selling Agent hereby authorizes the Dealer Manager or its agent to deposit Selling Commissions and other payments due to it pursuant to this Sales Agreement to its bank account specified below. This authority will remain in force until Selling Agent notifies the Dealer Manager in writing to cancel it. In the event that the Dealer Manager deposits funds erroneously into Selling Agent’s account, the Dealer Manager is authorized to debit the account with no prior notice to Selling Agent for an amount not to exceed the amount of the erroneous deposit.

☐ ACH	☐ Wire

Bank Name:

Bank Address:

Bank Routing Number:

Account Number:

“SELLING AGENT” (Print Name of Selling Agent/Beneficiary)

By:
Name:
Title:
Date:

SCHEDULE 3

TO

SALES AGREEMENT WITH

bluerock capital markets, llc

Selling Agent represents and warrants that it is currently licensed as a broker-dealer in the following jurisdictions:

☐	Alabama	☐	Nebraska
☐	Alaska	☐	Nevada
☐	Arizona	☐	New Hampshire
☐	Arkansas	☐	New Jersey
☐	California	☐	New Mexico
☐	Colorado	☐	New York
☐	Connecticut	☐	North Carolina
☐	Delaware	☐	North Dakota
☐	District of Columbia	☐	Ohio
☐	Florida	☐	Oklahoma
☐	Georgia	☐	Oregon
☐	Hawaii	☐	Pennsylvania
☐	Idaho	☐	Puerto Rico
☐	Illinois	☐	Rhode Island
☐	Indiana	☐	South Carolina
☐	Iowa	☐	South Dakota
☐	Kansas	☐	Tennessee
☐	Kentucky	☐	Texas
☐	Louisiana	☐	Utah
☐	Maine	☐	Vermont
☐	Maryland	☐	Virginia
☐	Massachusetts	☐	Washington
☐	Michigan	☐	West Virginia
☐	Minnesota	☐	Wisconsin
☐	Mississippi	☐	Wyoming
☐	Missouri
☐	Montana

EXHIBIT A

ELECTRONIC SIGNATURE USE RULES OF ENGAGEMENT

In consideration of the Fund allowing Selling Agent and Selling Agent’s clients to authorize certain account-related transactions and/or requests, in whole or in part, by Electronic Signature (as such term is defined in Section XVII hereof), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Selling Agent does hereby, for itself and its successors and permitted assigns, covenant and agree:

1.	That Selling Agent has selected an appropriate electronic signature technology that: (a) adheres to applicable Electronic Signature Law; (b) provides a visible indication that an Electronic Signature was affixed to the relevant document and displays the date on which such Electronic Signature was affixed thereto; (c) employs an authentication process to establish signer credentials (the “Authentication Process”); (d) prevents the Electronic Signature from repudiation; (e) protects the signed record from undetected and unauthorized alteration after signing; and (f) utilizes a password protected, encrypted interface to provide client access to documents to be signed electronically or which have previously been signed electronically. The Authentication Process will comply with the Customer Identification Program requirements of the USA Patriot Act.

2.	That (a) Selling Agent shall advise clients that participation in the Electronic Signature program is optional; (b) clients must expressly opt into the Electronic Signature program to participate; (c) any client that fails to make an election will execute paper subscription documents; (d) clients may terminate their participation in the Electronic Signature program at any time; (e) clients that elect to participate in the Electronic Signature program will have the ability to elect to receive the Prospectus and other materials electronically or in paper form; (f) the same investment opportunities will be available to the client, regardless of whether the client participates in the Electronic Signature program; (g) the use of Electronic Signatures will not affect the Selling Agent’s obligation to make the suitability determinations that are required under the Sales Agreement and the Dealer Manager Agreement; and (h) Selling Agent maintains and will comply with written policies and procedures covering its use of Electronic Signatures.

3.	That Selling Agent will maintain a copy (the “Record”) of each Electronic Signature used to execute a transaction and/or request for the life of the account and a minimum of seven years after the account is closed, or for such longer period as any law, rule or regulation may require. Selling Agent will provide such Record to the Fund and/or the Dealer Manager upon request. Supporting documentation for the use of any Electronic Signature will be maintained and available to the Fund and/or the Dealer Manager upon request. Selling Agent will maintain all Records in accordance with applicable recordkeeping obligations under state and federal securities laws and regulations and all applicable FINRA rules and regulations.

4.	Electronic Signature may only be used to the extent permitted by the Fund.

5.	That the consent of Selling Agent’s client will be obtained for the use of Electronic Signature prior to delivery of any Electronic Signature to the Dealer Manager or the Fund. For each transaction and/or request submitted, the signer must be informed that an Electronic Signature is being created. If a party must sign a single document in more than one place, a separate signature or expression of intent to sign will be obtained for each location where a signature is required. If multiple documents are to be signed, a separate signature or expression of intent to sign will be obtained for each document.

6.	That, if Electronic Signature credentials may be used multiple times, Selling Agent will use a procedure to identify and de-activate expired, withdrawn or compromised credentials. Selling Agent will establish procedures for removing Electronic Signature credentials when a client no longer wishes to participate in the use of Electronic Signature.

7.	Selling Agent may not limit its clients to the use of Electronic Signature or electronic delivery of documents only. Selling Agent will allow its clients to elect to sign any document with a manual signature. Selling Agent will allow its clients to elect to receive any document in paper format. Selling Agent may not charge its clients different fees or expenses based on their clients election to participate, or not to participate, in the Electronic Signature program.

EXHIBIT B

ELECTRONIC SIGNATURE USE INDEMNITY AGREEMENT

The Selling Agent has adopted a process by which clients may authorize certain account-related transactions or requests, in whole or in part, evidenced by Electronic Signature (as such term is defined in Section XVII hereof). In consideration of the Fund allowing Selling Agent and its clients to certain account-related transactions and/or requests, in whole or in part, by Electronic Signature, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Selling Agent does hereby, for itself and its successors and permitted assigns, covenant and agree to indemnify and hold harmless the Fund, the Dealer Manager, each of their affiliates and each of their and their affiliates’ officers, directors, trustees, agents and employees, in whatever capacity they may act, from and against any and all claims (whether groundless or otherwise), losses, liabilities, damages and expenses, including, but not limited to, costs, disbursements and reasonable counsel fees (whether incurred in connection with such claims, losses, liabilities, damages and expenses or in connection with the enforcement of any rights hereunder), arising out of or in connection with the Selling Agent’s representations or covenants set forth in Section XVII hereof or the representations described below.

The Selling Agent represents that it will comply with the terms outlined in the Electronic Signature Use Rules of Engagement attached hereto as Exhibit A. Selling Agent represents that the Fund may accept any Electronic Signature without any responsibility to verify or authenticate that it is the signature of Selling Agent’s client given with such client’s prior authorization and consent. Selling Agent represents that the Fund may act in accordance with the instructions authorized by Electronic Signature without any responsibility to verify that Selling Agent’s client intended to give the Electronic Signature for the purpose of authorizing the instruction, transaction or request and that Selling Agent’s client received all disclosures required by applicable Electronic Signature Law. Selling Agent agrees to provide a copy of each Electronic Signature and further evidence supporting any Electronic Signature upon request by the Fund.

EXHIBIT 2

COMPENSATION

The Fund agrees that it will pay to the Dealer Manager a portion of the sales load as specified in the Sales Agreement and in the Prospectus (which is comprised of an Up-Front Selling Commission of up to 6.0% and Dealer Manager Fee of up to 3.0% (as a percent of the price per share), as applicable). Total underwriter compensation paid with respect to the offering will not exceed the limitations stated in the Registration Statement or the amount permitted by FINRA Rule 5110, as amended, modified or supplemented from time to time. In accordance with the Sales Agreement, the Dealer Manager may reallow all or a portion of the distribution and/or service fees, Up-Front Selling Commissions and Dealer Manager Fees, as applicable, to Selling Agents.

The Fund agrees that it will pay to the Dealer Manager the Dealer Manager Fee as specified in the Selected Investment Advisor Agreement and in the Prospectus (which is a fee of up to 3.0% (as a percent of the price per share)). Under no circumstances will the Dealer Manager Fee exceed 3.0%.

EXHIBIT 3

FORM OF SELECTED INVESTMENT ADVISOR AGREEMENT

THIS SELECTED INVESTMENT ADVISOR AGREEMENT (the “Agreement”) effective as of [•], is made and entered into as of the date indicated on Exhibit A – Addendum to Selected Investment Advisor Agreement (“Exhibit A”) attached hereto and by this reference incorporated herein, by and among Bluerock Private Real Estate Fund, a Delaware statutory trust (the “Fund”), Bluerock Capital Markets, LLC, a Delaware limited liability company (the “Dealer Manager”) and the selected investment advisor (the “SIA”) identified in Exhibit A hereto.

WHEREAS, the Fund is offering 7% Series A Convertible and Perpetual Preferred Shares (the “Series A Preferred Shares”) and 7% Series B Convertible and Perpetual Preferred Shares (the “Series B Preferred Shares,” and, together with the Series A Preferred Shares, the “Preferred Shares”) to the general public, pursuant to a public offering (the “Offering”) of the Preferred Shares pursuant to a Prospectus (as defined below) filed with the Securities and Exchange Commission (the “Commission”);

WHEREAS, the Dealer Manager has agreed to use its best efforts to sell the Preferred Shares;

WHEREAS, the SIA is an entity, as designated in Exhibit A hereto, organized and presently in good standing in the state or states designated in Exhibit A hereto, presently registered as an investment advisor under the Investment Advisers Act of 1940, as amended (the “Advisers Act”);

WHEREAS, the Fund has a currently effective registration statement on Form N-2 (File No. 333-295476), each including a final prospectus, for the registration of the Preferred Shares under the Securities Act of 1933, as amended (the “Securities Act”) (such registration statement, together with any other registration statement as it may be amended, and the prospectus and exhibits on file with the Commission, as well as any post-effective amendments or supplements to such registration statements and any related registration statement filed under Rule 462(b) of the Securities Act, and any prospectus relating to such registration statements, being herein respectively referred to as the “Registration Statements” and the “Prospectuses”);

WHEREAS, the offer and sale of the Preferred Shares shall be made pursuant to the terms and conditions of the Registration Statements and the Prospectuses and, further, pursuant to the terms and conditions of all applicable federal securities laws and the applicable securities laws of all states in which the Preferred Shares are offered and sold; and

WHEREAS, the SIA is willing and desires to provide its clients with information concerning the Preferred Shares and the procedures for subscribing for the Preferred Shares upon the following terms and conditions;

NOW, THEREFORE, the Fund, Dealer Manager and the SIA agree as follows.

1.       Purchase of Preferred Shares.

(a)        The SIA hereby covenants, warrants and agrees that, in regard to any purchase of the Preferred Shares by its clients, it will comply with all of the terms and conditions of the Registration Statements and the Prospectuses, all applicable state and federal laws, including Securities Act, the Advisers Act, the Investment Company Act of 1940, as amended (the “Investment Company Act”), and any and all regulations and rules pertaining thereto, heretofore or hereafter issued by the Commission. Neither the SIA nor any other person shall have any authority to give any information or make any representations in connection with the Preferred Shares other than as contained in the Registration Statements and Prospectuses, and as is otherwise expressly authorized in writing by the Dealer Manager.

(b)        Clients of the SIA, or the SIA on behalf of its clients may purchase the Preferred Shares according to all such terms as are contained in the Registration Statements and the Prospectuses. The SIA shall use and distribute, in connection with the Preferred Shares, only the Prospectuses, and such sales literature and advertising materials which shall conform in all respects to any restrictions of local law and the applicable requirements of the Securities Act and Investment Company Act. The Dealer Manager reserves the right to establish such additional procedures as it may deem necessary to ensure compliance with the requirements of the Registration Statements, and the SIA shall comply with all such additional procedures to the extent that it has received written notice thereof.

(c)        All monies received for purchase of any of the Preferred Shares shall be forwarded by the SIA to the Fund for delivery to [•] (the “Escrow Agent”), where such monies will be deposited in an escrow account established by the Fund solely for such subscriptions, except that, until such time (if any) that such monies are deliverable to the Fund pursuant to the Escrow Agreement between the Fund and the Escrow Agent, the SIA shall return any check not made payable to “Bluerock Private Real Estate Fund” directly to the subscriber who submitted the check. Subscriptions will be executed as described in the Registration Statements or as directed by the Fund. Each SIA receiving a subscriber’s check will deliver such check to the Fund’s transfer agent no later than the close of business of the first business day after receipt of the subscription documents by the SIA.

(d)        During the full term of this Agreement the Dealer Manager shall have full authority to take such action as it may deem advisable in respect to all matters pertaining to the performance of the SIA under this Agreement.

(e)        The Preferred Shares may be purchased by clients of the SIA only where the Preferred Shares may be legally offered and sold, only by such persons in such states who shall be legally qualified to purchase the Preferred Shares, and only by such persons in such states in which the SIA is registered as an investment advisor or exempt from any applicable registration requirements.

(f)        The SIA shall have no obligation under this Agreement to purchase on its clients’ behalf, or advise its clients to purchase, any of the Preferred Shares.

(g)        The SIA will use every reasonable effort to ensure that Preferred Shares are purchased only by clients who:

(i)       meet the client suitability standards, set forth in the Prospectuses, and minimum purchase requirements set forth in the Registration Statements;

(ii)       can reasonably benefit from an investment in the Fund based on each prospective client’s overall investment objectives and portfolio structure;

(iii)       are able to bear the economic risk of the investment based on each prospective client’s overall financial situation;

(iv)       have apparent understanding of: (a) the fundamental risks of the investment; (b) the risk that the prospective client may lose the entire investment; (c) the lack of liquidity of the Preferred Shares; (d) the restrictions on transferability of the Preferred Shares; and (e) the tax consequences of an investment in the Preferred Shares; and

(v)       the SIA will make the determinations required to be made by it pursuant to subparagraph (g) based on information it has obtained from each prospective client, including, at a minimum, but not limited to, the prospective client’s age, investment objectives, investment experience, income, net worth, financial situation, other investments of the prospective client, as well as any other pertinent factors deemed by the SIA to be relevant.

(h)        In addition to complying with the provisions of subparagraph (g) above, and not in limitation of any other obligations of the SIA to determine suitability imposed by state or federal law, the SIA agrees that it will comply fully with the following provisions:

(i)        The SIA shall have reasonable grounds to believe, based upon information provided by the client concerning his investment objectives, other investments, financial situation and needs, and upon any other information known by the SIA, that (A) each client of the SIA that purchases Preferred Shares is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits (including tax benefits) of an investment in the Preferred Shares, (B) each client of the SIA that purchases Preferred Shares has a fair market net worth sufficient to sustain the risks inherent in an investment in the Preferred Shares (including potential loss of investment and lack of liquidity), and (C) the Preferred Shares otherwise are or will be a suitable investment for each client of the SIA that purchases Preferred Shares, and the SIA shall maintain files disclosing, the basis upon which the determination of suitability was made;

(ii)       The SIA shall not execute any transaction involving the purchase of Preferred Shares in a non-discretionary account without prior written approval of the transaction by the client;

(iii)        The SIA shall have reasonable grounds to believe, based upon the information made available to it, that all material facts are adequately and accurately disclosed in the applicable Registration Statement and provide a basis for evaluating the Preferred Shares;

(iv)        In making the determination set forth in subparagraph (h)(iii) above, the SIA shall evaluate items of compensation, physical properties, tax aspects, financial stability and experience of the sponsor, conflicts of interest and risk factors, appraisals, as well as any other information deemed pertinent by it; and

(v)       The SIA shall inform each prospective nondiscretionary client of all pertinent facts relating to the liquidity and marketability of the Preferred Shares.

(i)       The SIA agrees to retain in its files, for a period of at least six years, information which will establish that each purchaser of Preferred Shares falls within the permitted class of investors.

(j)       The SIA either (i) shall not purchase shares for its own account or (ii) shall hold for investment any Preferred Shares purchased for its own account.

(k)       The SIA hereby confirms that it is familiar with Securities Act Release No. 4968 and Rule 15c2-8 under the Securities Exchange Act of 1934, as amended, relating to the distribution of preliminary and final prospectuses, and confirms that it has complied and will comply therewith as though subject thereto.

(l)       A sale of Preferred Shares shall be deemed to be completed only after the Fund or the Fund’s transfer agent receives a properly completed subscription agreement for the applicable Preferred Shares from the SIA, together with payment of the full purchase price of each purchased Share from a buyer who satisfies each of the terms and conditions of the Registration Statement and Prospectus for the Fund, and only after such subscription agreement has been accepted in writing by the Fund or the Fund’s transfer agent.

(m)       Clients of the SIA shall purchase Preferred Shares at the applicable offering price, as described in the Prospectus.

2.       Compensation to SIA. The Fund and the Dealer Manager shall pay no fees, commissions, or other compensation to the SIA.

3.       Association of the Dealer Manager with Other Advisors and Dealers. It is expressly understood between the Dealer Manager and the SIA that the Dealer Manager may cooperate with broker-dealers who are registered as broker-dealers with the Financial Industry Regulatory Authority (“FINRA”) or with other investment advisors registered under the Advisers Act. Such broker-dealers and investment advisors may enter into agreements with the Dealer Manager on terms and conditions identical or similar to this Agreement and shall receive such rates of commission or other fees as are agreed to between the Dealer Manager and the respective broker-dealers and investment advisors and as are in accordance with the terms of the Registration Statements.

4.       Conditions of the SIA’s Obligations. The SIA’s obligations hereunder are subject, during the full term of this Agreement and the Offering, to (a) the performance by the Dealer Manager of its obligations hereunder and compliance by the Dealer Manager with the covenants set forth in Section 7 hereof; and (b) the conditions that: (i) the Registration Statements shall become and remain effective; and (ii) no stop order shall have been issued suspending the effectiveness of the Offering.

5.       Conditions to the Dealer Manager’s Obligations. The obligations of the Dealer Manager hereunder are subject, during the full term of this Agreement and the Offering, to the conditions that: (a) at the effective dates of the Registration Statements and thereafter during the term of this Agreement while any Preferred Shares remain unsold, the Registration Statements shall remain in full force and effect authorizing the offer and sale of the Preferred Shares; (b) no stop order suspending the effectiveness of the Offering or other order restraining the offer or sale of the Preferred Shares shall have been issued nor proceedings therefor initiated or threatened by any state regulatory agency or the Commission; and (c) the SIA shall have satisfactorily performed all of its obligations hereunder and complied with the covenants set forth in Section 6 hereof.

6.       Covenants of the SIA. The SIA covenants, warrants and represents, during the full term of this Agreement, that:

(a)       The SIA is registered as an investment advisor under the Advisers Act or if not so registered, then registered under the state securities acts in the states where it does business as an investment advisor and will make or comply with any regulatory filings and other regulatory requirements applicable to it with the Commission and/or in each state in which the SIA is required to make such filings or comply with such other requirements.

(b)       Neither the SIA nor any person associated with the SIA is registered as a broker-dealer or registered representative with FINRA.

(c)       The SIA shall comply with all applicable federal and state securities laws, including, without limitation, the disclosure requirements of the Advisers Act, and the provisions thereof requiring disclosure of the existence of this Agreement and the compensation to be paid to the SIA hereunder (if any).

(d)       The SIA shall maintain the records required by Section 204 of the Advisers Act, and Rule 204-2 thereunder in the form and for the periods required thereby.

(e)       The SIA and any person associated with the SIA will comply at all times with the requirements of any applicable anti-money laundering or comparable laws, rules or regulations in effect.

(f)       SIA represents and warrants that it has policies, procedures and internal controls in place which are reasonably designed so that neither it, nor any of its subsidiaries, nor any officer, director, or employee of it or its subsidiaries is an individual or entity (“Person”) that is, or is controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country or territory that is the subject of Sanctions.   Further, SIA will continue to undertake appropriate due diligence to ensure that neither the SIA nor any Person is subject to Sanctions. SIA further represents that the foregoing policy prohibits the SIA and its officers, directors, employees and other representatives from soliciting or focusing its marketing effort directly or indirectly to any Person who is subject to Sanctions. SIA acknowledges its ongoing and continuing obligations to comply with the applicable Sanctions.  SIA will provide reasonable assistance to the other parties hereto in connection with their respective obligations under the applicable Sanctions.

(g)       With respect to any purchase of the Preferred Shares by a client of the SIA, such investment will be in conformity with all applicable provisions of the SIA’s investment advisory agreement with such client (including without limitation any and all investment objectives, guidelines and restrictions applicable to the client’s account), and the SIA shall have acted in conformity with the standard of care owed to the client under applicable law and any applicable provisions in the SIA’s investment advisory agreement with the client.

7.       Covenants of the Dealer Manager. The Dealer Manager covenants, warrants and represents, during the full term of this Agreement, that:

(a)       It shall inform the SIA whenever and as soon as it receives or learns of any order issued by the Commission, any state regulatory agency or any other regulatory agency which suspends the effectiveness of the Registration Statements or prevents the use of the Prospectuses or which otherwise prevents or suspends the offering or sale of the Preferred Shares.

(b)       It shall deliver to the SIA such number of copies of the Prospectuses, and any supplements and amendments thereto, which are finally approved by the Commission, as the SIA may reasonably request for sale of the Preferred Shares.

8.       Payment of Costs and Expenses. The SIA shall pay all costs and expenses incident to the performance of its obligations under this Agreement.

9.       Indemnification.

(a)       The SIA agrees to indemnify, defend and hold harmless the Fund, the Dealer Manager, their affiliates and their or its officers, directors, trustees, employees and agents, against all losses, claims, demands, liabilities and expenses, joint or several, including reasonable legal and other expenses incurred in defending such claims or liabilities, whether or not resulting in any liability to the Fund, the Dealer Manager, their affiliates and their or its officers, directors, trustees, employees or agents, which they or any of them may incur arising out of (i) the offer or sale (as such term is defined in the Securities Act) to a client of the SIA, or any person acting on its behalf, of any Preferred Shares pursuant to this Agreement, if such loss, claim, demand, liability, or expense arises out of or is based upon an untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission of a material fact, other than a statement, omission, or alleged omission by the SIA which is also, as the case may be, contained in or omitted from the Prospectuses or the Registration Statements and which statement or omission was not based on information supplied to the Fund or the Dealer Manager by such SIA; (ii) the breach by the SIA, or any person acting on its behalf, of any of the terms and conditions of this Agreement; or (iii) the negligence, malpractice or malfeasance of the SIA. This indemnity provision shall survive the termination of this Agreement.

(b)       The Fund and the Dealer Manager agree to indemnify, defend and hold harmless the SIA, its officers, directors, employees and agents, against all losses, claims, demands, liabilities and expenses, including reasonable legal and other expenses incurred in defending such claims or liabilities, which they or any of them may incur, including, but not limited to, alleged violations of the Securities Act, but only to the extent that such losses, claims, demands, liabilities and expenses shall arise directly from (i) any untrue statement of a material fact contained in the Registration Statement, at the time it became effective with the Commission or in the Prospectuses (as from time to time amended or supplemented), or (ii) any omission or alleged omission to state therein a material fact required to be stated in the Prospectuses or Registration Statements at the time it became effective or necessary to make such statements, and any part thereof, not misleading; provided, further, that any such untrue statement, omission or alleged omission is not based on information included in any such document which was supplied to the Fund, or the Dealer Manager, or any officer of the Fund or the Dealer Manager by such SIA; provided, that in each case that such claims or liabilities did not arise from SIA’s own negligence, malpractice or malfeasance. This indemnity provision shall survive the termination of this Agreement.

(c)       No indemnifying party shall be liable under the indemnity agreements contained in subparagraphs (a) and (b) above unless the party to be indemnified shall have notified such indemnifying party in writing promptly after the summons or other first legal process giving information of the nature of the claim served upon the party to be indemnified, but failure to notify an indemnifying party of any such claim shall not relieve it from any liabilities which it may have to the indemnified party against whom action is brought other than on account of its indemnity agreement contained in subparagraphs (a) and (b) above. In the case of any such claim, if the party to be indemnified notified the indemnifying party of the commencement thereof as aforesaid, the indemnifying party shall be entitled to participate at its own expense in the defense of such claim. If it so elects, in accordance with arrangements satisfactory to any other indemnifying party or parties similarly notified, the indemnifying party has the option to assume the entire defense of the claim, with counsel who shall be reasonably satisfactory to such indemnified party and all other indemnified parties who are defendants in such action, unless such indemnified parties reasonably objects to such assumption on the ground that there may be legal defenses available to it which are different from or in addition to those available to such indemnifying party. Any indemnified party shall have the right to employ a separate counsel in any such action and to participate in the defense thereof but the reasonable fees and expenses of such counsel shall be borne by such party unless such party has objected in accordance with the preceding sentence, in which event such fees and expenses shall be borne by the indemnifying parties. Except as set forth in the preceding sentence, if an indemnifying party assumes the defense of such action, the indemnifying party shall not be liable for any fees and expenses of separate counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for the reasonable fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

10.       Term of Agreement. This Agreement shall become effective on the date on which this Agreement is executed by the Fund, the Dealer Manager and the SIA. The SIA, the Fund and the Dealer Manager may prevent this Agreement from becoming effective, without liability to any other party to this Agreement, by written notice before the time this Agreement otherwise would become effective. After this Agreement becomes effective, any party may terminate it at any time for any reason by giving thirty (30) days’ written notice to the other party; provided, however, that this Agreement shall in any event automatically terminate when the Offering of the Fund shall be terminated. Additionally, the Agreement shall terminate if the SIA’s license or registration to act as an investment advisor shall be revoked or suspended by any federal, self-regulatory or state agency and such revocation or suspension is not cured within ten (10) days from the date of such occurrence. In any event, this Agreement shall be deemed suspended during any period for which such license is revoked or suspended.

11.       Notices. All notices and communications hereunder shall be in writing and shall be deemed to have been given and delivered when deposited in the United States mail, postage prepaid, registered or certified mail, to the applicable address set forth below.

If to the Fund:	Bluerock Private Real Estate Fund
919 Third Avenue, 40th Floor
New York, NY 10022
Attention: Secretary

If to the Dealer Manager:	Bluerock Capital Markets, LLC
4100 Newport Place, Suite 650
Newport Beach, CA 92660
Attention: Chief Compliance Officer

With a copy to	Bluerock Capital Markets, LLC
919 Third Avenue, 40th Floor, Suite 4000
New York, NY 10022
Attention: General Counsel

If sent to the SIA: to the person whose name and address are identified in Exhibit A hereto.

12.       Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and shall not be assigned or transferred by the SIA by operation of law or otherwise.

13.       Miscellaneous.

(a)       This Agreement shall be construed in accordance with the applicable laws of the State of New York.

(b)       Nothing in this Agreement shall constitute the SIA as in association with or in partnership with the Fund or the Dealer Manager.

(c)       This Agreement, including Exhibit A hereto, embodies the entire understanding, between the parties to the Agreement. This Agreement may be amended at any time by the Dealer Manager by written notice to the SIA, and any such amendment shall be deemed accepted by the SIA upon placing an order for sale of Preferred Shares after it has received such notice.

(d)       If any provision of this Agreement shall be deemed void, invalid or ineffective for any reason, the remainder of the Agreement shall remain in full force and effect.

(e)       This Agreement may be executed in counterpart copies, each of which shall be deemed an original but all of which together shall constitute one and the same instrument comprising this Agreement.

14.       Confidentiality.

Dealer Manager, the Fund or one of their affiliates or employees, agents or advisers (“Representatives”) (all such entities and persons, each a “Bluerock Entity”, and collectively, the “Bluerock Entities”) may have provided and will furnish to the SIA or its affiliates or Representatives with certain information that is either non-public, confidential or proprietary in nature in order to enable the SIA to perform actions contemplated by this Agreement. This information furnished to the SIA or its affiliates or Representatives, including the terms and conditions of any agreements entered into between the SIA or its affiliates and any Bluerock Entity, together with analyses, compilations, forecasts, studies or other documents prepared by the SIA or its affiliates or Representatives which contain or otherwise reflect such information is hereinafter referred to as the “Information.” The term Information shall not include such portions of the Information which (i) are or become generally available to the public other than as a result of a disclosure by the SIA or its affiliates or Representatives in violation of this Agreement, or (ii) become available to the SIA on a non-confidential basis from a source other than a Bluerock Entity that has a bona fide right to such Information and which is not subject to any obligation to keep such Information confidential. In consideration of the Bluerock Entities furnishing the SIA or its affiliates or Representatives with the Information, the SIA agrees that:

(a)        The Information will be kept confidential and shall not, without a Bluerock Entity’s prior written consent, be disseminated or disclosed by the SIA or its affiliates or Representatives, in any manner whatsoever, in whole or in part, and shall not be used by the SIA or its affiliates or Representatives, other than in connection with performing actions contemplated by this Agreement. Moreover, the SIA agrees to reveal the Information only to such of its affiliates or Representatives who need to know the Information for the purpose of performing actions contemplated by this Agreement, who are informed by the SIA of the confidential nature of the Information and who agree to act in accordance with the terms and conditions of this Section.

(b)        All copies of the Information will be returned to the Bluerock Entities or destroyed upon a Bluerock Entity’s request.

(c)        In the event that the SIA or any of its affiliates or Representatives are requested or required (by oral questions, depositions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose any of the Information, the SIA will provide the Bluerock Entities with prompt written notice so that any of the Bluerock Entities may seek a protective order, other appropriate remedy or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that a Bluerock Entity waives compliance with the provisions of this Agreement, the SIA shall disclose such Information without liability hereunder; provided, however, that the SIA will furnish only that portion of the Information which, in the opinion of its counsel, the SIA is compelled to disclose and will not oppose any action by a Bluerock Entity to obtain reliable assurance that confidential treatment will be accorded the Information. The SIA further agrees to exercise its reasonable efforts to otherwise preserve the confidentiality of the Information. Upon reasonable notice, the SIA further agrees to cooperate with the Bluerock Entities in obtaining a protective order or other appropriate remedy.

(d)        In no event shall any of the Bluerock Entities be liable for any losses, damages, claims or expenses incurred or actions undertaken by the SIA or its affiliates or Representatives as a result of their receipt of the Information or their use thereof. The SIA agrees that the Information is and shall remain the property of the Bluerock Entities and that none of the Bluerock Entities has granted the SIA or its affiliates or Representatives any license, copyright, or similar right with respect to any of the Information.

(e)        The SIA hereby acknowledges that the SIA is aware, and that the SIA will advise its affiliates or Representatives who have been provided with Information, that the United States securities laws prohibit any person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. The SIA further acknowledges that some or all of the Information is or may be price-sensitive information and that the use of such Information may be regulated or prohibited by applicable legislation relating to insider dealing and the SIA undertakes, on behalf of itself and its Representatives, not to use any Information for any unlawful purpose.

(f)        The Bluerock Entities have the right to enforce this Section as a third-party beneficiary.

15.       No Partnership. Nothing in this Agreement shall be construed or interpreted to constitute the SIA as an employee, agent or representative of, or in association with or in partnership with, the Dealer Manager, the Fund or any other selected investment advisor; instead, this Agreement shall only constitute the SIA as a dealer authorized by the Dealer Manager to sell the Preferred Shares according to the terms set forth in the Registration Statements and the Prospectuses as amended and supplemented and in this Agreement.

16.       Privacy Laws.

The Dealer Manager and the SIA (each referred to individually in this section as a “party”) agree as follows:

(a)        Each party agrees to abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLB Act”) and Regulation S-P; (ii) the privacy standards and requirements of any other applicable Federal or state law; and (iii) its own internal privacy policies and procedures, each as may be amended from time to time;

(b)        Each party agrees to refrain from the use or disclosure of non-public personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and

(c)        Each party shall be responsible for determining which customers have opted out of the disclosure of non-public personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) as provided by each to identify customers that have exercised their opt-out rights. In the event either party uses or discloses non-public personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that each is prohibited from using or disclosing any non-public personal information of any customer that is identified on the List as having opted out of such disclosures.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year indicated on Exhibit A hereto.

DEALER MANAGER

BLUEROCK CAPITAL MARKETS, LLC
By:
Print Name:	Jason Emala
Title:	General Counsel

SELECTED INVESTMENT ADVISOR

Name of SIA:
By:
Print Name:
Title:

EXHIBIT A

ADDENDUM TO SELECTED INVESTMENT ADVISOR AGREEMENT

This addendum is attached to and made a part of that certain Selected Investment Advisor Agreement, dated as of the date below by and among Bluerock Private Real Estate Fund, as Fund, Bluerock Capital Markets, LLC, as Dealer Manager, and_______________, as Selected Investment Advisor.

1.       Date of Agreement:___________________________________________________________

2.       Identity of Selected Investment Advisor:__________________________________________

Name:______________________________________________________________________

Type of Entity:_____________________________________________________________

(To be completed by the Selected Investment Advisor, e.g., corporation, partnership or sole proprietorship.)

State Organized in:___________________________________________________________

(To be completed by Selected Investment Advisor)

“Qualified To Do Business” and “In Good Standing” in the following jurisdictions (including your state of organization). (Note: Qualification to do business in any jurisdiction is generally a requirement imposed by the secretary of state or other authority of jurisdictions in which you do business, and is not related to your holding a license as an investment advisor in such jurisdictions. Questions concerning this matter should be directed to your legal counsel.)

__________________________________________________________________________________

(To be completed by the Selected Investment Advisor)

Registered as an Investment Advisor in the following states:

__________________________________________________________________________________

(To be completed by the Selected Investment Advisor)

3.       Notice (see Section 11 of the Selected Investment Advisor Agreement):

Name:
Title:
Company:
Address:
City, State, Zip Code:
Telephone Number (including area code):

4.       Please complete the following for our records:

(a) How many registered investment advisors are with your firm?[1]
(b) What is your firm’s Assets Under Management?
(c) Does your firm publish a newsletter?				Yes:	No:
(d) What is/are the frequency of the publication(s)?
Weekly:	Monthly:	Quarterly:	Bi-weekly:	Bi-monthly:	Other (specify):
(e) Does your firm have regular internal mailings, or bulk package mailings to its registered investment advisors?				Yes:	No:
(f) Does your firm have a computerized electronic mail (E-Mail) system for your registered investment advisors?				Yes:	No:
If so, please provide e-mail address:
(g) Website address:

[1] Please enclose a current list. Note that all information will be held in confidence.